Execution

Term Loan Agreement

dated as of October 21, 2013

among

Woodbury Mews III Urban Renewal, LLC,

And

Woodbury Mews IV Urban Renewal, LLC

as the Borrowers

the Lenders from time to time parties hereto,

as Lenders

and

KeyBank National Association,

as a Lender and Agent

SECTION 1.	DEFINITIONS	1
1.1	Definitions	1
1.2	Other Interpretive Provisions	18
SECTION 2.	COMMITMENTS OF THE LENDERS; BORROWING PROCEDURES	19
2.1	Commitments	19
2.2	Loan Procedures	19
2.3	Commitments Several	19
2.4	Certain Conditions	19
2.5	Joint and Several	19
SECTION 3.	EVIDENCING OF LOANS	22
3.1	Notes	22
3.2	Recordkeeping	22
SECTION 4.	INTEREST	23
4.1	Interest Rates	23
4.2	Interest Payment Dates	24
4.3	Setting and Notice of LIBOR Rates	24
4.4	Computation of Interest	24
4.5	Hedging Agreements	24
4.6	Late Charge	24
SECTION 5.	FEES	25
5.1	Upfront Fees	25
5.2	Exit Fee	25
SECTION 6.	PREPAYMENTS	25
6.1	Prepayments	25
6.2	Manner of Prepayments	26
6.3	Term of the Loan	26
6.4	Required Principal Repayments	27
SECTION 7.	MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES	27
7.1	Making of Payments	27
7.2	Application of Certain Payments	27
7.3	Due Date Extension	27
7.4	Setoff	27
7.5	Proration of Payments	28

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7.6	Taxes	28
SECTION 8.	INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS	30
8.1	Increased Costs	30
8.2	Basis for Determining Interest Rate Inadequate or Unfair	31
8.3	Changes in Law Rendering LIBOR Loans Unlawful	32
8.4	Funding Losses	32
8.5	Right of Lenders to Fund through Other Offices	32
8.6	Discretion of Lenders as to Manner of Funding	32
8.7	Mitigation of Circumstances; Replacement of Lenders	33
8.8	Conclusiveness of Statements; Survival of Provisions	33
SECTION 9.	REPRESENTATIONS AND WARRANTIES	34
9.1	Organization	34
9.2	Authorization; No Conflict	34
9.3	Validity and Binding Nature	34
9.4	Financial Condition	35
9.5	Governmental and Other Approvals	35
9.6	Compliance with Laws; Permits	35
9.7	Title to Properties; Liens	35
9.8	Registrations, etc	36
9.9	Litigation; Compliance with Laws	36
9.10	Federal Reserve Regulations	36
9.11	Governmental Regulation	36
9.12	Use of Proceeds	36
9.13	Tax Returns	36
9.14	No Misstatements	36
9.15	ERISA	37
9.16	Environmental Compliance	37
9.17	Project	38
9.18	Utilities, etc	38
9.19	[Intentionally Omitted]	38
9.20	Insurance	38
9.21	Flood Hazard Areas	38
9.22	Solvency	38

S-ii

9.23	Filings	38
9.24	Casualty; Eminent Domain	38
SECTION 10.	COVENANTS	39
10.1	Existence, Etc	39
10.2	Insurance	39
10.3	Taxes, Claims for Labor and Materials; Compliance with Laws	39
10.4	Nature of Business	40
10.5	Visitation Rights	40
10.6	Financial Information	40
10.7	Responsible Officer’s Certificate	43
10.8	Financial Covenants	43
10.9	Borrower Merger, etc	44
10.10	Liens	44
10.11	Indebtedness	45
10.12	Loans and Investments	45
10.13	Transactions with Affiliates	45
10.14	Use of Proceeds; Margin Stock	45
10.15	Contingent Obligations	46
10.16	Compliance with ERISA	46
10.17	Restricted Payments	46
10.18	Change in Structure	46
10.19	Related Documents	46
10.20	Environmental	46
10.21	Management and Consulting Arrangements	47
10.22	Compliance With Laws	47
10.23	Payment and Performance of Obligations	47
10.24	Capital Expenditures	47
10.25	Leasing Restrictions	47
10.26	Books and Records	47
10.27	Maintenance of Properties	47
10.28	Fiscal Year	48
10.29	Sale of Assets	48
10.30	Facility Lease Agreement	48

S-iii

10.31	Bank Accounts	48
10.32	Post Closing Lien Searches	48
SECTION 11.	CASUALTIES AND CONDEMNATION	48
11.1	Agent’s Election to Apply Proceeds on Indebtedness	48
11.2	Borrowers’ Obligation to Rebuild and Use of Proceeds Therefor	49
SECTION 12.	EFFECTIVENESS; CONDITIONS OF LENDING, ETC	49
12.1	Closing Date	49
SECTION 13.	[Intentionally Omitted]	53
SECTION 14.	EVENTS OF DEFAULT AND THEIR EFFECT	53
14.1	Events of Default	53
14.2	Effect of Event of Default	54
SECTION 15.	The Agent	56
15.1	Appointment and Authorization	56
15.2	[Intentionally Omitted]	56
15.3	Delegation of Duties	56
15.4	Exculpation of Agent	57
15.5	Reliance by Agent	57
15.6	Notice of Default	57
15.7	Credit Decision	58
15.8	Indemnification	58
15.9	Agent in Individual Capacity	59
15.10	Successor Agent	59
15.11	Collateral Matters	59
15.12	Agent May File Proofs of Claim	60
15.13	Other Agents; Arrangers and Managers	60
SECTION 16.	GENERAL	61
16.1	Waiver; Amendments	61
16.2	Confirmations	61
16.3	Notices	61
16.4	Computations	61
16.5	Costs and Expenses	62
16.6	Assignments; Participations	62
16.7	Register	64

S-iv

16.8	GOVERNING LAW	64
16.9	Severability	64
16.10	Nature of Remedies	64
16.11	Entire Agreement	65
16.12	Counterparts	65
16.13	Successors and Assigns	65
16.14	Captions	65
16.15	Patriot Act Notification	65
16.16	Indemnification by the Borrowers	65
16.17	Nonliability of Lenders	66
16.18	FORUM SELECTION AND CONSENT TO JURISDICTION	67
16.19	WAIVER OF JURY TRIAL	67
16.20	Modification, Waiver in Writing	67

S-v

ANNEXES

ANNEX A	Lenders and Pro Rata Shares

ANNEX B	Addresses for Notices

SCHEDULES

SCHEDULE 9.1	Subsidiaries

SCHEDULE 9.2	Conflicts

SCHEDULE 9.4	Financial Statements

SCHEDULE 9.6	Permits/Licenses

SCHEUDLE 10.11	PMSI/Capital Leases

SCHEDULE 10.13	Affiliate Transactions

SCHEDULE 10.25	Operating Leases

EXHIBITS

EXHIBIT A	Form of Note (Section 3.1)

EXHIBIT B	Form of Assignment Agreement (Section 16.6.1)

EXHIBIT C	Form of Notice of Borrowing (Section 2.2)

EXHIBIT D	Form of Notice of Conversion (Section 4.1)

EXHIBIT E	Form of Account Control Agreement

EXHIBIT F	Legal Description of Property

EXHIBIT G	Form of Compliance Certificate

EXHIBIT H	Form of Real Estate Report

S-vi

Term Loan Agreement

This Term Loan Agreement dated as of October 21, 2013 (this “Agreement”) is entered into among (a) Woodbury Mews III Urban Renewal, LLC, a Delaware limited liability company (“Three”), (b) Woodbury Mews IV Urban Renewal, LLC, a Delaware limited liability company (“Four” and collectively with Three, the “Borrowers” and individually, a “Borrower”), (c) the several financial institutions from time to time party to this Agreement, as Lenders (the “Lenders”); and (d) KeyBank National Association, as a Lender (in such capacity, “Key”), and as Agent (in such capacity, the “Agent”) as provided herein.

Recitals

The Lenders have agreed to make available to the Borrowers a term loan upon the terms and conditions set forth herein.

Each of the Borrowers will receive substantial, tangible and direct benefit from the making of the term loan contemplated hereby.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

1.1           Definitions. When used herein the following terms shall have the following meanings:

“Account Control Agreements” means the Account Control Agreements among any Borrower, the Agent and the financial institution party thereto with respect to the bank accounts of the Borrowers.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person (other than the Borrower or any currently existing Subsidiary thereof), (b) the acquisition of in excess of fifty percent (50%) of the Equity Interests of any Person or otherwise causing any Person to become a Subsidiary of any Borrower other than the Borrower or any currently existing Subsidiary thereof), or (c) a merger or consolidation or any other combination with another Person.

“Affected Loan” - see Section 8.3.

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, and (b) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

“Agent” means Key in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

“Agreement” - see the Preamble.

“AL Portion” means that portion of the Project described as Parcel One on Exhibit F attached hereto.

“Applicable Law” means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Loan Parties, the Loan Documents (and the transactions and agreements contemplated thereby) or the Project or the demolition, construction, use, operation or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Project or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. § 1201 et seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Loan Parties affecting the Loan Parties, the Loan Documents (and the transactions and agreements contemplated thereby) and the Project, the rights appurtenant thereto and any easements, licenses or other agreements entered into.

“Applicable Margin” means, with respect to (a) any LIBOR Loan, as of any date of determination, 300 basis points (3.00%) and (b) Base Rate Loans, as of any date of determination, 300 basis points (3.00%).

“Applicable Rate” - see Section 4.1.1.

“Appraisal” means an appraisal of the Project conducted in accordance with the standards of the Appraisal Institute by an Appraiser and certified by such Appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Appraised Value” means the value of the Project as determined by an Appraisal.

“Appraiser” means an independent appraiser, selected by the Agent that is in good standing of the Appraisal Institute and that is certified or licensed in the State of New Jersey and who has a minimum of five (5) years’ experience in the appraisal of comparable properties in the geographic area in which the Project is located.

“Assignee” - see Section 16.6.1.

“Assignment Agreement” - see Section 16.6.1.

“Assignment of Leases and Rents” means the Assignment of Leases and Rents dated as of the date hereof, from the Owner and Operator to the Agent for the benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Attorney Costs” means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, all reasonable disbursements of such counsel and all court costs and similar legal expenses.

“Available Units” means the two hundred twenty eight (228) units at the Facility.

“Bank Product Agreements” means those certain cash management service agreements, if any, entered into from time to time between any Loan Party and a Lender or its Affiliates in connection with any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Loan Party to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to the Agent or any Lender as a result of the Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements; provided, however, that Bank Products Obligations shall not include any of the above with respect to Guarantor if the same are not (or were not) incurred in connection with the Loan.

“Bank Products” means any service or facility extended to any Loan Party by the Agent or any Lender or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et. seq.) or any replacement or supplemental Federal statute dealing with the bankruptcy of debtors.

“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greatest of (i) the rate of interest established by KeyBank National Association, from time to time, as its "prime rate,” whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; (ii) the Federal Funds Effective Rate in effect from time to time, determined one Business Day in arrears, plus 1/2 of 1% per annum; and (iii) the then-applicable LIBOR Rate for one month interest periods, plus 1.00% per annum.

“Base Rate Loan” means any portion of the Loan which bears interest at or by reference to the Base Rate.

“Base Rate Option” – see Section 4.1.1.

“Borrower” and “Borrowers” – see the Preamble.

“Breakage Costs” – see Section 8.4.

“BSA” - see Section 10.3.

“Business Day” means any day on which Key is open for commercial banking business in Cleveland, Ohio and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

“Capital Lease” means a lease required to be capitalized under GAAP.

“Cash” or “Cash Equivalents” means assets properly classified as “marketable securities”, “cash”, “cash equivalents” or “short term investments” under GAAP.

“Casualty” means any damage or destruction of all or any portion of the Project as a result of a fire, flood, earthquake or other casualty.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

“Change of Control” means the occurrence or existence of any one or more of the following without Agent’s prior written consent (which consent, if given, shall be provided without additional fees or costs, other than the reasonable out-of-pocket costs and expenses of the Agent (including Attorney Costs) incurred in connection with granting such consent):

(a)   the Borrowers cease to own the Property;

(b)   Four ceases to operate the IL Portion of the Property;

(c)   WM III TRS, LLC ceases to operate the AL Portion of the Property;

(d)   Service Provider ceases to provide services under the Service Contract;

(e)   100% of the Equity Interests in each of Operator, Service Provider, and each Borrower ceases to be owned (directly or indirectly) as follows:

(i) 50% or more by the Guarantor or, 40% or more by the Guarantor if (A) the Take-Out/Management Criteria are satisfied, and, (B) at such time Guarantor has and thereafter maintains (1) Cash Equivalents of not less than $5,000,000 and (2) a consolidated tangible net worth of not less than $50,000,000, and

(ii) the balance thereof by Sentinel RE Investment Holdings LP (“Sentinel”) or any other Affiliates of Sentinel, KKR & Co., L.P. or KKR Financial Holdings, LLC (together with Sentinel, the “KKR Entities”); or

(f)   the KKR Entities, without Agent’s prior written consent (which shall not be unreasonably withheld), (i) own (directly or indirectly) 50% or more of the Equity Interests in Guarantor or (ii) otherwise have the ability to control the appointment of a majority of the Guarantor’s board of directors; provided, however, that neither (f)(i) nor (f)(ii) above shall constitute a Change of Control if the Take-Out/Management Criteria are satisfied.

As used herein, the term “Take-Out/Management Criteria” means (a) the applicable proposed changes do not render the Loan Parties (or the Properties) ineligible to participate in any Permanent Loan involving a Governmental Agency, and (b) the Guarantor is managed (or continues to be managed) by either a management team led by John Mark Ramsey or an experienced seniors housing management team reasonably acceptable to Agent. Notwithstanding anything to the contrary contained in this Agreement, the Take-Out/Management Criteria must only be satisfied at the time that (i) an event occurs that causes less than 50% of Equity Interests in any of Operator, Service Provider and each Borrower to be owned (directly or indirectly) by Guarantor or (ii) an event described in clause (f)(i) or (f)(ii) occurs. For the avoidance of doubt, the Take-Out/Management Criteria shall not be deemed an ongoing covenant of the Borrowers.

As used herein, the term "consolidated tangible net worth" means the excess of the consolidated assets of Guarantor, over the consolidated liabilities Guarantor, less the sum of all intangible assets (as defined by GAAP), and less amounts due from officers and from mortgage servicing rights.

“Closing Date” – see Section 12.1.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all assets of the Borrowers in which a Lien has been granted to the Agent for the benefit of the Lenders pursuant to the Collateral Documents to secure the payment and performance of the Obligations.

“Collateral Documents” means, collectively, the Security Agreements, the Mortgage, the Assignment of Leases and Rents, the Account Control Agreement(s), if any, the Environmental Indemnity Agreement and any other agreement or instrument pursuant to which any Borrower or any other Person grants or purports to grant collateral to the Agent for the benefit of the Lenders to secure the performance of any Obligations or otherwise relates to any Collateral.

“Commitment” means $25,000,000, and, as to any Lender, such Lender’s commitment to make the Loan under this Agreement. The initial amount of each Lender’s commitment to make the Loan is set forth on Annex A, or in the Assignment Agreement pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Computation Period” means the three (3) consecutive fiscal months ending on December 31, 2013 and each period of three (3) consecutive fiscal months thereafter.

“Condemnation” means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Project or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain, proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Project or alter the pedestrian or vehicular traffic flow to the Project so as to result in change in access to the Project, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A “Condemnation” shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (c) under any Hedging Agreements; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Debt Service Coverage Ratio” means for any period, the ratio of (i) the net income before taxes of the Borrowers for such period, plus, to the extent deducted in determining such net income, the sum (without duplication) of (1) income taxes, (2) interest expense, (3) depreciation, (4) amortization, (5) rental expense and (6) actual management fees paid to the Manager in cash (and permitted to be paid pursuant to Section 10.21 of this Agreement) pursuant to the Management Agreement, less (A) an amount equal to five percent (5%) of Gross Revenues for such period, and (B) an amount equal to the greater of (1) $350 per Available Unit annual repair and replacement reserve, or (2) the actual per unit cost for replacement reserves as required by the Property Condition Report, to (ii) principal payments due on the Borrowers’ long-term Indebtedness (such principal payments to be calculated on an assumed thirty (30) year amortization period) during the period measured, plus the Borrowers’ interest expense (including any payments in connection with any Hedging Agreement or Hedging Obligation) (such interest expense to be calculated at an assumed interest rate of the greater of (i) six percent (6%) per annum, or (ii) the current rate for United States Treasury Notes with a ten (10) year maturity plus 2.50%.

“Default Rate” means at any time the Base Rate plus the Applicable Margin plus three percent (3.0%).

“Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and the sign “$” mean lawful money of the United States of America.

“Environmental Audit” means a Phase One environmental site assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of the Project.

“Environmental Indemnity Agreement” means that certain Environmental and Hazardous Substances Indemnity Agreements dated as of the date hereof, executed by the Borrowers in favor of the Agent for the benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Environmental Laws” means any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other legal requirement regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment or the use, storage, recycling, handling, disposal, discharge, transport, treatment or generation of Hazardous Materials, as now or may at any time be in effect, including CERCLA, RCRA, the Clean Air Act, 42 USC §7401 et seq., the Toxic Substances Control Act 15 USC §2601 et seq. and any rules and regulations promulgated thereunder.

“Equity Interests” means the membership interests, partnership interests, capital stock of any class or any other equity interest of any Person and options, warrants and other rights to acquire membership interests, partnership interests, capital stock of any class or any other equity interest of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control of any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Event of Default” means any of the events described in Section 14.1.

“Excluded Taxes” means taxes based upon, or measured by, a Lender’s or the Agent’s (or a branch of a Lender’s or the Agent’s) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by the United States or a taxing authority (a) in a jurisdiction in which such Lender or the Agent is organized, (b) in a jurisdiction which such Lender’s or the Agent’s principal office is located, or (c) in a jurisdiction in which such Lender’s or the Agent’s lending office (or branch) in respect of which payments under this Agreement are made is located.

“Exit Fee” – see Section 5.2.

“Extension Option” – see Section 6.3.1.

“Facility” means the independent living, assisted living and Alzheimer care facility located on the Property currently consisting of 228 units and 256 beds and known as Woodbury Mews.

“Facility Lease Agreement” means, with respect to the AL Portion, that certain Lease Agreement dated as of October 21, 2013 between Three, as lessor, and Operator, as lessee.

“Facility Lease Subordination Agreement” means that certain Subordination Agreement dated as of the date hereof, between Operator and the Agent, and acknowledged by Three, as amended, restated, supplemented or otherwise modified from time to time.

“Finally Paid” or “Final Payment”, when used in connection with any debt, means the full payment in cash of all of the obligations with respect to such debt (other than contingent indemnity obligations not expected to be incurred) and the irrevocable termination of all commitments related thereto.

“Final Maturity Date” – see Section 6.3.1(a).

“Financing Statements” means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect and perfect the Liens created under the Collateral Documents.

“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

“Governmental Action” means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of the Project.

“Governmental Agency” means Fannie Mae, Freddie Mac, or HUD.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Gross Revenue” means, with respect to the Project, the total of all rents, revenues, income and receipts (less any refunds) of every kind derived from the operation of the Project and all departments and parts thereof, including: (i) all amounts actually paid as rent and other amounts under lease, license or occupancy agreements relating to the Project; (ii) all amounts payable by Medicaid with respect to the relevant period; (iii) business interruption insurance proceeds allocable to the applicable reporting period; and (iv) all other amounts (to the extent not covered pursuant to clauses (i) through (iii) of this sentence) which in accordance with GAAP, are included in the Borrower’s annual financial statements as income attributable to the Project.

“Guarantor” means Sentio Healthcare Properties, Inc., a Maryland corporation.

“Guaranty” means that certain Guaranty dated as of the date hereof, executed and delivered by Guarantor in favor of the Agent and the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” means any hazardous or toxic materials, substances, chemicals, wastes or pollutants that from time to time are defined by or pursuant to or are regulated under any Environmental Laws, including asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices, entered into in connection with the Loan.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person’s obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.

“IL Portion” means that portion of the Project described as Parcel Two on Exhibit F attached hereto.

“Implied Debt Service” – see Section 2.1.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business or accrued expenses paid on customary terms in the ordinary course of business); (c) all reimbursement or payment obligations (whether or not contingent) with respect to letters of credit, surety bonds and other similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or the Person providing financing under such agreement in the event of default are limited to repossession or sale of the Property); (f) all Capital Lease obligations; (g) earn outs and similar obligations; (h) all obligations under Hedging Agreements; (i) all Indebtedness and obligations referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness or obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or obligations; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

“Indemnified Liabilities” - see Section 16.16.

“Initial Maturity Date” means the earlier to occur of (a) October 21, 2014 or (b) such other date on which the Loans are repaid or are required to be paid pursuant to Section 6 or 14.

“Insurance Requirements” means all terms and conditions of any insurance policy required hereunder to be maintained by the Borrowers, and all requirements of the issuer of any such policy.

“Interest Period” means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one (1) month thereafter; provided that:

(a)     if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)     any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)     Borrowers may not select an Interest Period which would extend beyond the scheduled Maturity Date.

“Investment” – see Section 10.12.

“IRS” means the Internal Revenue Service or any other governmental authority succeeding to any of the principal functions thereof.

“Knowledge” or “knowledge” means, when referring to the “Knowledge” or “knowledge” of any Person or any similar phrase or qualification based on knowledge or awareness with respect to such Person, (i) the actual knowledge of such Person, and (ii) the knowledge that any such Person, as a prudent business person, would have obtained in the conduct of his or her business.

“Key” - see the Preamble.

“KKR” Transaction” – means the transaction(s) anticipated by that certain Securities Purchase Agreement dated as of February 10, 2013 (the “SPA”) among Guarantor, Sentio Healthcare Properties OP, L.P. (the “Partnership”) and Sentinel RE Investment Holdings LP (“Investor”), providing for Investor’s investment of up to $150,000,000 in aggregate equity interests in the Guarantor and the Partnership.

“Late Charge” – see Section 4.6.

“Lender” - see the Preamble. For the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term “Lender” shall include any Affiliates of a Lender providing a Bank Product.

“Lender Party” - see Section 16.16.

“LIBOR Loan” means any portion of the Loan which bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Office” means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of any Lender may be, at the option of the Lender, either a domestic or foreign office.

“LIBOR Rate” means the rate of interest equal to the rate as shown in Dow Jones Markets (formerly Telerate) (Page 3750) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the first day of such Interest Period for a LIBOR Loan with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If Dow Jones Markets no longer reports such rate or the Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to the Agent in the London Interbank Market, the Agent may select a replacement index.

“Lien” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loan” – see Section 2.1.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Management Fee Subordination Agreement, the Facility Lease Subordination Agreement, the Service Contract Subordination Agreement, the Guaranty, the Environmental Indemnity Agreement, any Hedging Agreements entered into by any Borrower with the Agent or any Lender, and all other documents, instruments and agreements delivered by a Loan Party in connection with the foregoing.

“Loan Party” means each Borrower and Guarantor.

“Management Agreement” means collectively, (i) that certain Management Agreement dated as of October 21, 2013, between the Manager and Operator, and (ii) that certain Management Agreement dated as of October 21, 2013, between the Manager and Four.

“Management Fee Subordination Agreement” means that certain Subordination Agreement dated as of the date hereof, between the Manager and Agent and acknowledged by Four, as amended, restated, supplemented or otherwise modified from time to time.

“Manager” means CHG Management Woodbury, LLC, a Delaware limited liability company.

“Margin Stock” means any “margin stock” as defined in Regulation U.

“Material Adverse Change” or “material adverse change” means, if, in Agent’s reasonable good faith discretion, the business, prospects, operations or financial condition of a Person, entity or property has changed in a manner which would reasonably be expected to impair the value of Agent’s security for the Loan, prevent timely repayment of the Loan or otherwise prevent the applicable Person or entity from timely performing any of its material obligations under the Loan Documents.

“Material Adverse Effect” means (a) a material impairment of the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or (c) a material adverse effect on the value or condition of the Property or the Facility.

“Maturity Date” means the earlier to occur of (a) October 21, 2014; provided, if the Borrowers timely satisfy the conditions to extend the term of the Loans pursuant to Section 6.3.1, then the Maturity Date shall be extended to the Final Maturity Date or (b) such other date on which the Loan is repaid or are required to be paid pursuant to Section 6 or 13.

“Mortgage” with respect to the Project, means that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the date hereof, from the Borrowers to the Agent for the benefit of the Lenders, granting a Lien on the Project, as amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Non-U.S. Participant” - see Section 7.5(e)(i).

“Note” means a promissory note substantially in the form of Exhibit A.

“Notice of Borrowing” - see Section 2.2.

“Notice of Conversion” - see Section 4.1.2.

“Obligations” means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs, all Hedging Obligations permitted hereunder which are owed to any Lender or its Affiliate, and all Bank Products Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“OFAC” - see Section 10.3.

“Operating Account” means a deposit account opened and maintained by Borrowers with the Agent, to be utilized in the manner set forth in Section 2.1.

“Operator” means WM III TRS, LLC, a Delaware limited liability company, with respect to the AL Portion.

“Participant” - see Section 16.6.2.

“Payment Conditions” means, with respect to any Restricted Payment, that at the time of such Restricted Payment (a) no Unmatured Event of Default or Event of Default has occurred and is continuing or would occur as a result thereof and (b) as of the date of such Restricted Payment, such Restricted Payment, when aggregated with (x) all payments of principal and interest on the Loan (including any payments in connection with any Hedging Agreement or Hedging Obligation), and (y) all other Restricted Payments made prior to or concurrently with such Restricted Payment, would not cause the Debt Service Coverage Ratio of the Borrowers to be less than 1.00 to 1.00 (based on the most recent financial statements delivered pursuant to Section 10.6 giving pro forma effect to the payments described in clauses (x) and (y) as of the last day of the fiscal quarter then most recently ended).

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permanent Loan” – see Section 5.2.

“Permitted Liens” means, (a) with respect to the Project, any of the following:

(i)          the respective rights and interests of the parties to the Loan Documents as provided in the Loan Documents;

(ii)         Liens for Taxes that either are not yet subject to interest or penalties or are being contested in accordance with the provisions of Section 10.3;

(iii)        Liens arising by operation of law, materialmen’s, mechanics’, workers’, repairmen’s, employees’, carriers’, warehousemen’s and other like Liens in connection with any modifications or improvements to the Project or arising in the ordinary course of business for amounts that either are not more than sixty (60) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 10.3;

(iv)        Liens of any of the types referred to in clause (iii) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Agent have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

(v)         Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 10.3;

(vi)        Liens created by a Borrower with the consent of the Required Lenders;

(vii)       Liens described on the title insurance policy delivered with respect to the Project pursuant to Section 12.1.11, other than Liens described in clause (iii) or (v) above;

(viii)      all encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of the Agent, materially impair the value, use or marketability of the Project or the use of the Project for its intended purpose; and

(ix)         Liens on equipment securing purchase money Indebtedness or Capital Leases incurred to finance the purchase of equipment permitted by Section 10.11(b); and

(b)          with respect to any other Collateral, Liens described in clauses (a)(i), (iii), (v), (vi) and (ix) above.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” shall mean any employee pension benefit plan (as such term is defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by any Loan Party or any ERISA Affiliate.

“Pooling Agreement” – see Section 10.21.

“Proceeds” - see Section 11.1(a).

“Project” means, collectively, the Property and the Facility.

“Pro Rata Share” means with respect to a Lender’s obligation to make a Loan and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Loans, the percentage obtained by dividing (i) such Lender’s Commitment, by (ii) the aggregate amount of all Commitments, and (y) from and after the making of the Loans, the percentage obtained by dividing (i) the principal amount of such Lender’s Loan by (ii) the principal amount of all Loans of all Lenders.

“Property” means that parcel of real property located at 122 and 124 Green Avenue, in the City of Woodbury, County of Gloucester, State of New Jersey and is legally described in Exhibit F attached hereto.

“Property Condition Report” – see Section 12.1.19.

“RCRA” means the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. §§6901 et seq.

“Register” - see Section 16.7.

“Regulation T” means Regulation T of the FRB.

“Regulation U” means Regulation U of the FRB.

“Regulation X” means Regulation X of the FRB.

“Related Documents” means, collectively, the Management Agreement, the Facility Lease Agreement, the Service Contract, the TRS Service Contract, the Pooling Agreement and any and all agreements, documents and instruments executed and delivered thereunder or in connection therewith, each as amended, modified, supplemented or restated in accordance with the terms hereof.

“Release” means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Material.

“Replacement Lender” - see Section 8.7(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, at any time, Lenders whose Pro Rata Shares exceed 66-2/3%.

“Requirement of Law” means, as to any Person (a) the partnership agreement, certificate of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person, and (b) all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Project or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Project or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. S 1201 et seq. and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Borrowers affecting the Project and any rights appurtenant thereto.

“Responsible Officer” of any Person means the chief executive officer, chief operating officer, chief financial officer, treasurer or chief accounting officer of such Person or any other officer of such Person involved principally in its financial administration or its controllership function.

“Restoration” - see Section 11.1(b).

“Restricted Payment” means (i) any Investment by any Borrower described in Section 10.12(c), (ii) any payment or action described in Section 10.17, and (iii) any payment to the Manager permitted by Section 10.21.

“SEC” means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

“Security Agreements” means that certain Security Agreement dated as of the date hereof, between each Borrower and the Agent for the benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Service Contract” means that certain Service Contract dated as of October 21, 2013 between Four and Service Provider.

“Service Contract Subordination Agreement” means that certain Subordination Agreement dated as of the date hereof, between the Service Provider and Agent and acknowledged by Four, as amended, restated, supplemented or otherwise modified from time to time.

“Service Provider” means WM IV TRS, LLC, a Delaware limited liability company.

“Solvent” means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s property would constitute an unreasonably small capital.

“State” means the State of New Jersey.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding capital securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrowers.

“Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.

“Title Company” means Acres Land Title Agency, Inc. or such other title insurance company licensed in the State of New Jersey as may be approved in writing by the Agent.

“Title Policy” has the meaning specified in Section 12.1.11.

“TRS Service Contract” means that certain Service Contract dated as of October 21, 2013 between Manager and Service Provider.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

“Withholding Certificate” - see Section 7.5(e)(i).

1.2           Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)     “Section”, “Annex”, “Schedule” and “Exhibit” references are to this Agreement unless otherwise specified.

(c)     The term “including” is not limiting and means “including without limitation.”

(d)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e)     Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)     This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(g)     This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Loan Parties, the Agent, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agent or the Lenders merely because of the Agent’s or the Lenders’ involvement in their preparation.

(h)     Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrowers’ independent public accountants) with the most recent audited financial statements of the Borrowers and the Guarantor delivered pursuant to Section 10.6(c).

SECTION 2. COMMITMENTS OF THE LENDERS; BORROWING PROCEDURES.

2.1           Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make a term loan to Borrowers in the aggregate amount not to exceed $25,000,000.00 which shall be made on the Closing Date (such advance referred to as a “Loan” and sometimes referred to collectively as the “Loan” or “Loans”). The total Commitment of all Lenders under this Agreement to make Loans (the “Committed Amount”) shall not exceed $25,000,000.00 (assuming that (a) the current real property taxes owing in year one of the Loan under the PILOT Program Tax Benefit (“PPTB”) do not exceed by $324,717 for the Borrowers, and (b) the term of the tax relief provided in the PPTB continues until December 31, 2037). The Commitments of the Lenders to the Loan to Borrowers shall expire concurrently with the making of such Loan on the Closing Date. Once prepaid or repaid, the Loan may not be reborrowed. The Loan shall be repaid in accordance with Section 6 hereof.

2.2           Loan Procedures. The Borrowers shall give a written notice (such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit C attached hereto to the Agent of the proposed borrowing not later than 11:00 A.M., Cleveland time, at least three (3) Business Days prior to the proposed date of borrowing (which proposed borrowing date shall be on a Business Day). The notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date, amount and type of the borrowing. Promptly upon receipt of such notice, the Agent shall advise each Lender thereof.

2.3           Commitments Several. The failure of any Lender to make a requested Loan on the borrowing date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

2.4           Certain Conditions. Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to permit the continuation (past the then existing Interest Period) of or any conversion into any LIBOR Loan, if an Event of Default or Unmatured Event of Default exists.

2.5           Joint and Several. (a) The obligations of each Borrower under this Agreement and the other Loan Documents shall be joint and several and, to the fullest extent permitted by Applicable Law, shall not be affected by (i) the failure of the Agent or any Lender, or any of their respective successors or assigns, or any holder of the Notes or any of the Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against any other Borrower or the Collateral or otherwise, (ii) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto, (iii) the surrender, release or exchange of all or any part of any property (including without limitation the Collateral) securing payment, performance and observance of any of the Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to the Property, (iv) the invalidity or unenforceability or disallowance of any of the Obligations (including those for post-petition interest) as against any other Borrower, any Guarantor, any other guarantor thereof or any other Person, and (v) any other act, matter or thing which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of Borrowers, other than Final Payment.

(b)          To the fullest extent permitted by applicable law and except to the extent that any of the following are expressly required by the provisions of any of the Loan Documents, each Borrower hereby waives (i) presentment, demand for payment and protest of nonpayment of any of the Obligations, and notices of protest, dishonor or nonperformance, (ii) notice of any Event of Default or Unmatured Event of Default or the Agent’s or any Lender’s inability to enforce performance of the other Borrowers’ obligations to any holder of Obligations, (iii) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies with respect to any security for the Obligations or against the other Borrowers or any other Loan Party or other guarantor of, the Obligations pursuant to this Agreement or any other Loan Document or otherwise, and any requirements of diligence or promptness on the part of the Agent, any Lender or any holder of the Obligations in connection therewith, (iv) any action or nonaction on the part of the Agent or any Lender or any holder of Obligations which may impair or prejudice the rights of any Borrower, including without limitation subrogation rights or rights to obtain exoneration, contribution, indemnification or any other reimbursement or compensation from any other Borrower, any Guarantor, any other guarantor or borrowers in respect of the Obligations or any other Person, (v) failure or delay to perfect or continue the perfection of any security interest in any Collateral, (vi) any action which harms or impairs the value of, or any failure to preserve or protect the value of, any Collateral, (vii) any defense based upon an election of remedies by the Agent, any Lender or the holders of the Obligations, (viii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (ix) any and all demands and notices of every kind and description, including notice of the creation of any of the Obligations, with respect to the foregoing or which may be required to be given by any statute or rule of law and (x) all defenses (other than indefeasible payment in full) which any other Borrower may now or hereafter have to the payment of the Obligations which could otherwise be asserted by such Borrower. No delay or omission on the part of the Agent, any Lender or any holder of any Obligation or with respect to the Collateral shall operate as a waiver or relinquishment of such right. No action which the Agent, any Lender, the holder of any Obligation, any Borrower or any other Loan Party may take or refrain from taking with respect to the Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or the obligations of Borrowers hereunder. None of the rights of the Agent, any Lender or of any holder of any Obligation shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any of them or any Borrower or any other Loan Party, by any noncompliance by any Borrower with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which the Agent, any Lender or any holder of the Obligations may have or otherwise be charged with. Each Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of, and does hereby covenant not to assert, any appraisement, valuation, stay, extension, redemption or similar guarantor protection laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement or any other Loan Document or the Obligations. Each Borrower’s obligations under this Section 2.5 shall not be affected by the invalidity or unenforceability of any of the Obligations as against any other Borrower, any other guarantor thereof or any other Person. For purposes of this Section 2.5, the Obligations shall be due and payable when and as the same shall be so due and payable under the terms of any Loan Document, notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code, as from time to time in effect, or other applicable law, regulation or order.

(c)          To the fullest extent permitted by Applicable Law, each Borrower hereby grants to the Agent full power in its sole discretion, without notice to such Borrower, such notice being hereby expressly waived, and without in any way affecting the joint and several liability of such Borrower under this Agreement:

(i)          To waive compliance with, and any Event of Default or Unmatured Event of Default under, and to consent to any amendment to or modification of any term or provision of, or to give any waiver in respect of, this Agreement, any other Loan Document, the Collateral, the Obligations or any guarantee thereof (each as from time to time in effect);

(ii)         To grant any one or more extensions or renewals of the Obligations (for any period, no matter how long), or any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of any Borrower or any other Person in respect of the Obligations, whether or not rights against the other Borrowers under this Section 2.5 are reserved in connection therewith;

(iii)        To take security in any form for the Obligations, and to the extent permitted in any security agreement to consent to (A) the addition to, (B) the substitution, exchange, surrender, release or other disposition of, or (C) deal in any other manner with, all or any part of any property contained in the Collateral whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Obligations and at any time after the occurrence and during the continuance of an Event of Default to proceed against any of the Collateral or such guarantees in any order;

(iv)        To, at any time after the occurrence and during the continuance of an Event of Default, collect or liquidate any of the Obligations or the Collateral in any manner or to refrain from collecting or liquidating any of the Obligations or the Collateral; and

(v)         To extend credit under this Agreement or any other Loan Document, or otherwise, in such amount as the Agent may determine, even though the condition of the Borrowers (financial or otherwise on an individual or consolidated basis) may have deteriorated since the date hereof.

(d)          Each Borrower acknowledges and agrees that it has made such investigation as it deems desirable of the risks undertaken by such Borrower in entering into this Agreement and the other Loan Documents and is fully satisfied that it understands all such risks. Each Borrower hereby waives any obligation which may now or hereafter exist on the part of the Agent, any Lender or any holder of any Obligation to inform such Person of the risks being undertaken by entering into this Agreement and the other Loan Documents or of any changes in such risks and, from and after the date hereof, each Borrower undertakes to keep itself informed of such risks and any changes therein. Further, each Borrower hereby expressly waives any duty which may now or hereafter exist on the part of the Agent, any Lender or any holder of any Obligation to disclose to such Borrower any matter related to the business, operations, character, collateral, credit or condition (financial or otherwise) of any Loan Party (including the other Borrowers) or Affiliates or its or their properties or management, whether now or hereafter known by the Agent, any one or more of the Lenders or any holder of any Obligation. Each Borrower represents, warrants and agrees that it assumes sole responsibility for obtaining from each other Borrower all information concerning this Agreement and all other Loan Documents and all other information as to any other Loan Party and Affiliates or their properties or management or anything relating to any of the above as such Borrower deems necessary or desirable.

(e)          Each Borrower hereby covenants and agrees that (i) it will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights with respect to the Obligations against any Person, including without limitation any other guarantor of the Obligations or the other Borrowers, prior to the payment in full of the Obligations and the termination of the Commitments hereunder, and (ii) all debt, claims and obligations now or hereafter owing by the other Borrowers to such Borrower are hereby subordinated to the prior payment in full of the Obligations and are subordinated as a claim against the other Borrowers or any of their assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy.

SECTION 3. EVIDENCING OF LOANS.

3.1           Notes. The Loan of each Lender to Borrowers shall be evidenced by a Note from the Borrowers, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the portion of such Lender’s Commitment.

3.2           Recordkeeping. Each Lender shall record in its records, the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Borrowers hereunder or under any Note to repay the actual principal amount of the Loans hereunder, together with all interest accruing thereon.

SECTION 4. INTEREST.

4.1           Interest Rates. Borrowers promise to pay interest on the unpaid principal amount of the Loan for the period commencing on the date each portion of the Loan is advanced until the Loan is paid in full as set forth in this Section 4.1.

4.1.1. Subject to Sections 8.2 and 8.3, the Loan will bear interest at the Applicable Rate, unless the Default Rate is applicable as set forth in Section 4.1.5. The LIBOR Rate plus the Applicable Margin shall be the “Applicable Rate”, except when the Base Rate plus the Applicable Margin shall be the “Applicable Rate” with respect to portions of the Loan as to which a Base Rate Option is then in effect or at any time the Default Rate is applicable. Borrowers shall have the option (the “Base Rate Option”) to elect from time to time in the manner and subject to the conditions hereinafter set forth the Base Rate as the Applicable Rate for the Loan.

4.1.2. The only manner in which Borrowers may exercise the Base Rate Option is by giving Agent irrevocable notice (which may be verbal notice provided that Borrowers deliver to Agent facsimile confirmation in the form of Exhibit D attached hereto (such written notice, a “Notice of Conversion”) within twenty-four (24) hours) of such exercise not later than 11:00 a.m. Cleveland time on the third Business Day prior to the end of the relevant LIBOR Rate Interest Period, which written notice shall specify: (i) the portion of the Loan with respect to which Borrowers are electing the Base Rate Option and (ii) the Business Day upon which the Base Rate is to commence. The Applicable Rate for any portion of the Loan with respect to which Borrowers have elected the Base Rate Option shall not revert back to the LIBOR Rate unless Borrowers shall elect to convert to the LIBOR Rate as provided in Section 4.1.3. If no notice is received by Agent by 11:00 a.m. Cleveland time as specified above, the Loan shall continue to bear interest at the LIBOR Rate.

4.1.3. In order to convert any portion of the Loan bearing interest at the Base Rate to the LIBOR Rate, the Borrowers must give Agent irrevocable notice (which may be verbal notice provided that the Borrowers deliver to Lender facsimile confirmation in the form of Exhibit D attached hereto within twenty-four (24) hours) of such exercise not later than 11:00 a.m. Cleveland time on the third LIBOR Business Day prior to the proposed commencement of the relevant LIBOR Rate Interest Period, which written notice shall specify: (i) the portion of the Loan with respect to which Borrowers are electing the LIBOR Rate and (ii) the LIBOR Business Day upon which the applicable LIBOR Rate Interest Period is to commence.

4.1.4. Borrowers shall pay all Breakage Costs incurred from time to time by any Lender upon demand.

4.1.5. The Loan shall bear interest at the Default Rate at any time at which an Event of Default shall exist.

4.2           Interest Payment Dates. Accrued interest on each Base Rate Loan shall be payable in arrears on the first day of each calendar month and at maturity. Accrued interest on each LIBOR Loan shall be payable on the first day of each calendar month, upon a prepayment of Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on the Loan shall be payable on demand.

4.3           Setting and Notice of LIBOR Rates. The applicable LIBOR Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Borrowers and each Lender. Each determination of the applicable LIBOR Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Borrowers and any Lender, deliver to the Borrowers or such Lender a statement showing the computations used by the Agent in determining any applicable LIBOR Rate hereunder.

4.4           Computation of Interest. Computation of interest on the Loan when the Applicable Rate is the Base Rate and when the Base Rate is determined by the Agent’s “prime rate” shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the Lenders than a method based on a year of 365 or 366 days. The applicable interest rate for the Loan when the Base Rate applies shall change simultaneously with each change in the Base Rate.

4.5           Hedging Agreements.

4.5.1. Any indebtedness incurred pursuant to a Hedging Agreement entered into by any Borrower and the Agent or any Lender shall constitute Obligations secured by the Collateral Documents and the other Loan Documents to the same extent and effect as if the terms and provisions of such Hedging Agreement were set forth herein, whether or not the aggregate of such Obligations, together with the disbursements made by the Agent or any Lender of the proceeds of the Loans, shall exceed the face amount of the Notes or the maximum principal amount of the Loans hereunder.

4.5.2. Each Borrower hereby collaterally assigns to the Agent for the benefit of the Lenders any and all Hedging Agreements purchased or to be purchased by such Borrower in connection with the Loan, as additional security for the Loans, and agrees to provide the Agent with any additional documentation requested by the Agent in order to confirm or perfect such security interest during the term of the Loans. If a Borrower obtains a Hedging Agreement from a party other than the Agent, such Borrower shall deliver to the Agent such third party’s consent to such collateral assignment. No Hedging Agreement purchased from a third party may be secured by an interest in any Borrower or the Project.

4.6           Late Charge. Any and all amounts due hereunder or under the other Loan Documents which remain unpaid more than five (5) days after the date said amount was due and payable shall incur a fee (the “Late Charge”) of four percent (4%) of said amount, which payment shall be in addition to all of the Agent’s and the Lenders’ other rights and remedies under the Loan Documents.

SECTION 5. FEES.

5.1           Upfront Fees. On the Closing Date, Borrowers agree to pay to each Lender an upfront fee in the amount of one-half of one percent (0.50%) of such Lender’s Commitment in respect of Loans to Borrowers as set forth on Annex A hereto.

5.2           Exit Fee. Upon repayment in full of any Loan (whether pursuant to Section 6 or Section 14 or otherwise), the Borrowers will pay to the Agent an exit fee equal to one percent (1.0%) of the difference between the Committed Amount less any principal prepayments made pursuant to Section 6.4 hereof (the “Exit Fee”); provided, however, that Borrowers shall not be required to pay the Exit Fee if the Loan is repaid with a new permanent loan provided by Key or an Affiliate of Key or the Loan is repaid with a permanent loan arranged by Key or an affiliate of Key through another investor or lender including, but not limited to, Fannie Mae, Freddie Mac, or HUD (each a “Governmental Agency”) (each such permanent loan is referred to herein as a “Permanent Loan”). The Exit Fee shall be deemed to be earned upon the execution of this Agreement but is not due and payable until repayment in full of the Loan.

Notwithstanding the foregoing, in the event the Borrowers submit to Key (or an affiliate of Key) a properly completed application for a Permanent Loan and (a) Key (or an affiliate of Key) does not provide a proposal (a “Proposal”) for a Permanent Loan within forty-five (45) days of its receipt of such properly completed application(s) or (b) Borrowers determine that the Proposal is not competitive with other comparable options then available in the market, then Borrowers may seek permanent financing (similar to a Permanent Loan) from other lenders (any such written proposal/term sheet from another lender is referred to as an “Alternative Proposal”).

If Borrowers obtain an Alternative Proposal they hereby agree to provide promptly to Key (or an affiliate of Key) such Alternative Proposal (in writing) and Key (or an affiliate of Key) shall have a period of five (5) Business Days after receipt thereof to meet or decline to meet the substantive terms of such Alternative Proposal.

In the event Key (or an affiliate of Key) elects in writing to meet the terms of any Alternative Proposal (a “Matched Proposal”) then Borrowers agree to proceed with such Permanent Loan from Key (or an affiliate of Key) as set forth in such Matched Proposal.

In the event Key (or an affiliate of Key) declines in writing to meet the terms of any Alternative Proposal then Borrowers may proceed to close such permanent loan consistent with the Alternative Proposal and the Exit Fee will thereafter be waived.

SECTION 6. PREPAYMENTS.

6.1           Prepayments.

6.1.1. Voluntary. Upon notice to the Agent not later than 11:00 A.M., Cleveland time, on the day of such prepayment (which shall be a Business Day), the Borrowers may at any time voluntarily prepay the Loan in part in an amount equal to $1,000,000 or a higher integral multiple of $250,000 or in full, without premium or penalty other than as otherwise provided in Section 5.2. The Agent will promptly notify each Lender thereof and of such Lender’s Pro Rata Share of such prepayment. Any prepayment of the Loan shall be accompanied by all accrued interest on the amount being prepaid, and, in the case of any LIBOR Loan, the amounts forth in Section 8.4. Amounts prepaid may not be reborrowed.

6.1.2. Hedging Agreements Unaffected. Any repayment or prepayment made pursuant to this Section 6.1 shall not affect any party’s obligation to continue to make payments under any Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Hedging Agreement.

6.2           Manner of Prepayments. Any prepayment shall include interest on the principal amount being repaid and, with respect to any LIBOR Loan, shall be accompanied with a payment to the related Lender of all sums due and payable to such Lender pursuant to Section 8.4. Except as otherwise provided by this Agreement, all principal payments in respect of the Loan shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBOR Loans in direct order of Interest Period maturities.

6.3           Term of the Loan. (a) All principal, interest and other sums due under the Loan shall be due and payable in full on the Maturity Date. All references herein to the Maturity Date shall mean Initial Maturity Date, provided that (subject to the requirements of Section 6.3(b) below) the Borrowers shall have the right to extend the Maturity Date for two (2) additional twelve (12) month terms (each, an “Extension Option”), and the first Extension Option shall extend the Maturity Date by an additional twelve (12) months from the anniversary of the Initial Maturity Date (i.e., extended to October 21, 2015) and the second Extension Option shall extend the Maturity Date by an additional twelve (12) months thereafter (ending twelve (12) months from the anniversary of the Initial Maturity Date) (i.e., extended to October 21, 2016) (such ending date, the “Final Maturity Date”).

(b)          The Borrowers may only exercise the Extension Option upon satisfying the following conditions:

(i)          The Borrowers shall have delivered to the Agent written notice of such election of the Extension Option no earlier than ninety (90) days and no later than thirty (30) days prior to the Initial Maturity Date (or, in the case the second Extension Option is exercised, no earlier than ninety (90) days and no later than thirty (30) days prior to October 21, 2015);

(ii)         The Agent shall have received the Borrowers’ current financial statements (which may be year-end, unaudited financial statements prepared by the Borrowers if audited statements are not available), certified as correct by the Borrowers;

(iii)        Each Extension Option notice shall be accompanied by an extension fee in an amount equal to twenty-five basis points (0.25%) of the aggregate principal amount of the Loan outstanding at the time each such Extension Option notice is delivered to the Agent; and

(iv)        No Event of Default and no Unmatured Event of Default shall exist under the Loan Documents.

6.4           Required Principal Repayments. If the Extension Option is exercised, the principal amount of the Loan shall be paid in monthly installments commencing on October 1, 2014, payable monthly (on the first day of each calendar month thereafter) based on a 25-year level payment (mortgage-style) amortization calculated using an assumed interest rate of six percent (6%) per annum. Unless sooner paid in full, the outstanding principal balance of the Loan shall be paid in full on the Maturity Date.

SECTION 7. MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1           Making of Payments. All payments of principal or interest on the Loans, and of all fees, shall be made by the Borrowers to the Agent in immediately available funds at the office specified by the Agent not later than noon, Cleveland time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the following Business Day. The Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Agent for the account of such Lender. All payments under Section 8.1 shall be made by the Borrowers directly to the Lender entitled thereto without setoff, counterclaim or other defense.

7.2           Application of Certain Payments. So long as no Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6.4. After the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as the Agent shall determine in its discretion or, in the absence of a specific determination by the Agent, as set forth in Section 14.2 hereof. Concurrently with each remittance to any Lender of its share of any such payment, the Agent shall advise such Lender as to the application of such payment.

7.3           Due Date Extension. If any payment of principal or interest with respect to the Loan, or of any fees or other amounts, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4           Setoff. Borrowers agree that the Agent and each Lender has all rights of set-off and bankers’ lien provided by Applicable Law, and in addition thereto, the Borrowers agree that at any time any Event of Default exists, the Agent and each Lender may apply to the payment of any Obligations of the Borrowers hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of any Borrower then or thereafter with the Agent or such Lender, excluding any trust accounts or accounts with funds held for the benefit of third parties (such as residents). Agent and each Lender will provide prompt notice to Borrowers after exercise of such rights.

7.5           Proration of Payments. Subject to Section 16 hereof, if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, on account of principal of or interest on the Loan, but excluding (a) any payment pursuant to Section 8.7 or 15.6 and (b) payments of interest on any Affected Loan) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loan (or any participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loan held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery

7.6           Taxes.

(a)    All payments made by the Borrowers hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by Applicable Law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by the Borrowers free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

(b)    If the Borrowers make any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, the Borrowers shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 7.6(b)), the amount paid to the Agent or the Lenders equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 7.6(b). To the extent the Borrowers withhold any Taxes on payments hereunder or under any Loan Document, the Borrowers shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under Applicable Law and shall deliver to the Agent within thirty (30) days after they have made payment to such authority a receipt issued by such authority (or other evidence satisfactory to the Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

(c)    If the Agent or any Lender is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against the Agent or a Lender with respect to amounts received or receivable hereunder or under any other Loan Document, the Borrowers will indemnify such person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 7.6(c); provided that if the Borrowers reasonably believe that such Taxes were not correctly or legally asserted and if the Borrowers paid such Taxes to the taxing authority or reimbursed the Agent or a Lender in the amount of such Taxes, the Agent or such Lender will use reasonable efforts to cooperate with the Borrowers to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of the Agent or such Lender, as the case may be, result in any additional costs, expenses or risks or be otherwise disadvantageous to it. A certificate prepared in good faith as to the amount of such payment by the Agent or such Lender shall, absent manifest error, be final, conclusive, and binding on all parties.

(d)    Each of the Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrowers or (ii) previously deducted by the Borrowers (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (c) above), the Agent or such Lender, as the case may be, shall, so long as no Event of Default has occurred and is continuing, reimburse the Borrowers to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrowers under this Section 7.6 with respect to the Taxes giving rise to such recovery or tax benefit less any Taxes paid by the Agent or the applicable Lender with respect to such indemnity payments or such additional amounts paid, by or on behalf of the Borrowers under this Section 7.6); provided, however that the Borrowers, upon the request of the Agent or such Lender, agree to repay to the Agent or such Lender, as the case may be, the amount paid over to the Borrowers (together with any penalties, interest or other charges), in the event the Agent or such Lender is required to repay such amount to the relevant taxing authority.

(e) (i)    To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code section 7701(a)(30) (a “Non-U.S. Participant”) shall deliver to the Borrowers and the Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or on the Loan. If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Sections 871(h) or 881(c) of the Code, such Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate in form and substance reasonably acceptable to the Agent (any such certificate, a “Withholding Certificate”). In addition, such Lender that is a Non-U.S. Participant agrees that from time to time after the Closing Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to the Borrowers and the Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or on the Loan.

(ii)         Each Lender that is not a Non-U.S. Participant (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to the Borrowers and the Agent certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 7.6(e)(ii) is rendered obsolete or inaccurate in any material respects as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to the Borrowers and the Agent revised forms necessary to confirm or establish the entitlement to such Lender’s exemption from United States backup withholding tax.

(iii)        The Borrowers shall not be required to pay additional amounts to a Lender, or indemnify any Lender, under this Section 7.6 to the extent that such obligations would not have arisen but for the failure of such Lender to comply with Section 7.6(e). Each Non-U.S. Participant will promptly notify the Borrowers and the Agent of any changes in circumstances that would modify or render invalid any claimed exemption or reduction under this Section 7.6.

(iv)        Each Lender agrees to indemnify the Agent and hold the Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to the Agent under this Section 7.6) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by the Borrowers pursuant to this Section 7.6, whether or not such Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Agent makes written demand therefor.

SECTION 8. INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

8.1           Increased Costs.

(a)  If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), Tax (except for income taxes), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by such Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note(s) or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) such Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its LIBOR Office) under this Agreement or under its Note(s) with respect thereto, within three (3) Business Days after receiving written demand from such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Borrowers agree to pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

(b)  If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any Applicable Law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within three (3) Business Days after receiving written demand from such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Borrowers agree to pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

8.2           Basis for Determining Interest Rate Inadequate or Unfair. If the Agent or any Lender reasonably determines in good faith (which determination shall be binding and conclusive on the Borrowers) that (a) by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for any Interest Period or (b) the LIBOR Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lender of maintaining or funding LIBOR Loans for such Interest Period (taking into account any amount to which such Lender may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lender materially affects the Loan, then such Lender shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) such Lender shall not be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, the Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

8.3           Changes in Law Rendering LIBOR Loans Unlawful. If, after the date hereof, any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an “Affected Loan”) shall remain outstanding for the Interest Period.

8.4           Funding Losses. The Borrowers hereby agree that (i) simultaneously with any prepayment of the Loan (or any portion thereof) and (ii) otherwise within three (3) Business Days after receiving written demand from any Lender (which demand shall be accompanied by a statement setting forth the basis and, if requested, calculation, for the amount being claimed, a copy of which shall be furnished to the Agent), the Borrowers will pay to each Lender an amount equal to any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such LIBOR Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Borrowers to borrow, convert or continue the Loan (or any portion thereof) on a date specified therefore in a Notice of Borrowing or a Notice of Conversion pursuant to this Agreement (“Breakage Costs”). For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

8.5           Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such LIBOR Loan; provided that in such event for the purposes of this Agreement such LIBOR Loan shall be deemed to have been made by such Lender and the obligation of the applicable Borrower to repay such LIBOR Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such LIBOR Loan, for the account of such branch or Affiliate.

8.6           Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement (except for the indemnity obligations) all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such LIBOR Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

8.7           Mitigation of Circumstances; Replacement of Lenders.

(a) Each Lender shall promptly notify the Borrowers of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Borrowers to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Section 8.2 or 8.3 (and, if such Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Borrowers and the Agent). Without limiting the foregoing, each Lender will provide to the Borrowers or file any document or instrument or designate a different funding office if such designation will avoid (or reduce the cost to the Borrowers of) any event described in clause (i) or (ii) above and providing or filing such document or instrument or making such designation will not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.

(b) If the Borrowers become obligated to pay additional amounts to the Lender pursuant to Section 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Section 8.2 or 8.3, the Borrowers may designate another bank which is acceptable to the Agent in its reasonable discretion (such other bank being called a “Replacement Lender”) to purchase the Loan of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loan payable to such Lender plus any accrued but unpaid interest on the Loan and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder. The parties hereto agree that any Loan purchase made by a Replacement Lender will not constitute, in and of itself, repayment of the Loan for purposes of Section 5.2.

8.8           Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Notes and termination of this Agreement.

SECTION 9. REPRESENTATIONS AND WARRANTIES.

To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loan, each Borrower hereby represents and warrants to the Agent and the Lenders that, both before and after giving effect to the transactions contemplated hereby, as of the Closing Date (and each other date upon which such representations and warranties are deemed to be made hereunder):

9.1           Organization. (a) Each Loan Party (i) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (ii) has the organizational power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument, if any, contemplated thereby to which it is or will be a party hereunder.

(b)          (i) Each Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

(c)          Except as set forth on Schedule 9.1 hereto, neither the Guarantor nor any Borrower has any Subsidiaries.

(d)          Borrowers are qualified to do business in the state of New Jersey and in each other jurisdiction where the failure to qualify would reasonably be likely to have a Material Adverse Effect.

(e)          The chief executive office of (i) the Borrowers is c/o the Guarantor at 189 South Orange Avenue, Suite 1700, Orlando, Florida 32801, and (ii) Guarantor is 189 South Orange Avenue, Suite 1700, Orlando, Florida 32801.

9.2           Authorization; No Conflict. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party (i) have been duly authorized by all requisite corporate or limited liability company, as the case may be, and, if required, shareholder or member, as the case may be, action and (ii) except as set forth in Schedule 9.2(ii) (with respect to the KKR Transactions), will not (A) violate (x) any provision of law, statute, rule or regulation, or of the articles of incorporation, articles of organization or other constitutive documents or bylaws or operating agreement of such Loan Party, (y) any order, writ, ruling, injunction or decree of any Governmental Authority binding on it or (z) any provision of any indenture, agreement or other instrument to which such Loan Party is a party or by which such Loan Party, or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) result in the creation or imposition of (or the obligation to create or impose) any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Loan Party except pursuant to the Loan Documents.

9.3           Validity and Binding Nature.

(a) Each of this Agreement and each other Loan Document to which any Loan Party is a party has been duly executed and delivered by each such Loan Party, as the case may be, and each such Loan Document constitutes a legal, valid and binding obligation of such Loan Party enforceable against such party in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Each of the Financing Statements, the Mortgage and the other Collateral Documents creates, or upon their execution, recordation and filing will create, valid security interests in and mortgage liens on the Project or other Collateral purported to be covered thereby, which security interests and mortgage liens are, and will remain, perfected security interests and mortgage liens, prior to all Liens other than Permitted Liens.

9.4           Financial Condition. The financial statements and information listed on Schedule 9.4, copies of which have been delivered to the Agent and the Lenders, fairly present, in all material respects, in conformity with GAAP, the financial position of the Persons reported thereon at the applicable date set forth on Schedule 9.4 and their results of operations and cash flows for such period. Since December 31, 2012, there has been no material adverse change in the business, financial position, results of operations or prospects of the Loan Parties, considered as a whole.

9.5           Governmental and Other Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority having jurisdiction over any Loan Party or the Project is required in connection with the activities of the Loan Parties pursuant to the transactions contemplated hereby or the enforceability of any Loan Document to which any Loan Party is a party against any such Loan Party, except for the filing or recording of the Loan Documents referred to in Section 12.1.13 hereof and the Financing Statements with the appropriate Governmental Authorities and except such as have been made or obtained and are in full force and effect.

9.6           Compliance with Laws; Permits. Except as set forth on Schedule 9.6, Borrowers are the lawful owner of all permits necessary for the proper and lawful operation of the Project under applicable Requirements of Law. As of the Closing Date, each Borrower is in material compliance and at all times will remain in material compliance with the applicable provisions of residential care, personal care, adult care, boarding home and/or assisted living facility laws, rules, regulations and published interpretations to which the Project is subject. No waivers of any laws, rules, regulations or requirements (including, but not limited to minimum square foot requirements per bed) are required for the Project to operate in compliance with applicable Requirements of Law.

9.7           Title to Properties; Liens. Each Borrower has good, marketable and indefeasible title to its respective real properties (including, without limitation, with respect to the Owners, the Project) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in Section 9.4 (other than properties and assets disposed of in the ordinary course of business), subject, in each case, only to Permitted Liens.

9.8           Registrations, etc. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, and the consummation by such Persons of the transactions contemplated thereby, do not and will not require any registration, filing, license, qualification or permit with, consent or approval of, or notice or obligation to, or any other action to, with or by any federal, state or governmental authority or regulatory body having jurisdiction over the ownership, licensing, permitting or operation of the Project.

9.9           Litigation; Compliance with Laws. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrowers, threatened in writing against any Loan Party or any of their Subsidiaries, or any properties or rights of any Loan Party or any of their Subsidiaries, by or before any court, arbitrator or administrative or governmental body that could be reasonably expected to result in a Material Adverse Effect.

9.10         Federal Reserve Regulations. (i) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock; and (ii)  no part of the proceeds of the Loan will be used by the Borrowers, whether directly or indirectly, and whether immediately, incidentally or ultimately, (A) to the purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (B) for any purpose which entails a violation of, or which is inconsistent with the provisions of the Regulations of the FRB, including Regulation T, U or X.

9.11         Governmental Regulation. No Loan Party is an “investment company” or a company “controlled” by an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or subject to regulation under the Public Utility Holding Company Act of 2005.

9.12         Use of Proceeds. The proceeds of the Loan shall be used to finance acquisition of the Project.

9.13         Tax Returns. Each Loan Party has filed all Federal, state and other income tax returns which are required to be filed or have obtained extensions for the filing of such returns, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes (i) as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP or (ii) the non-payment of which (a) could not be reasonably expected to have a Material Adverse Effect, and (b) does not result in the creation of any Lien on the Project or other Collateral other than Permitted Liens. Agent acknowledges that Borrowers are currently negotiating payment-in-lieu of taxes agreements with the City of Woodbury.

9.14         No Misstatements. Neither the Loan Documents nor any other document, certificate or statement furnished to the Lenders by or on behalf of the Loan Parties in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not materially misleading.

9.15         ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by any Loan Party or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by any Loan Party, any Subsidiary, or any ERISA Affiliate which would have a Material Adverse Effect. No Loan Party, nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Loan Parties taken as a whole. The execution and delivery of the Loan Documents and the consummation of the transactions contemplated hereby will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.

9.16         Environmental Compliance.

(a) Each Loan Party and its Affiliates and all of their respective properties and facilities have complied (or upon knowledge of a violation, have taken such steps as are necessary to comply) at all times and in all material respects with all applicable federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment which could have a Material Adverse Effect.

(b) (i) No violation of any Environmental Law has been committed by any Loan Party or at the Project, including without limitation, a violation relating to Releases, to air, surface water, land or groundwater, or to the withdrawal or use of groundwater, which could have a Material Adverse Effect, (ii) no administrative or judicial complaint or order has been filed against any Loan Party alleging violations of any Environmental Law or requiring any Loan Party to take any action in connection with the Release of any Hazardous Material into the environment at, to or from the Project, which could have a Material Adverse Effect, (iii) no written notice from a Federal, state, or local governmental agency or private party has been received by any Loan Party alleging that any Loan Party is or may be liable or responsible for costs associated with a response to or cleanup of a Release of any Hazardous Material into the environment at, to or from the Project or any damages caused thereby, (iv) no Loan Party has received any notice that such Loan Party is subject to Federal, state or local inquiry or investigation evaluating whether any removal or remedial action is needed to respond to the Release of any Hazardous Materials into the environment at, to or from the Project, (v) except as set forth in the Environmental Audit, no Loan Party has any Knowledge of any past ownership or use of the Project, after all appropriate inquiry consistent with good commercial and customary practice in an effort to minimize liability which takes into account the “innocent landowner” provision set forth at 42 U.S.C. §9601(35), that resulted in a Release of Hazardous Materials onto the Project, (vi) all permits, licenses and approvals necessary for operating the Facility have been obtained and are in good standing, and (vii) no environmental health or safety condition exists at the Project or any other property owned by any Loan Party which could have a Material Adverse Effect.

9.17         Project. The Project and the contemplated use thereof by the Borrowers and their agents, assignees, employees, lessees, sublessees, licensees, tenants and subtenants are in material compliance with all Requirements of Law (including, without limitation, all zoning and land use laws and Environmental Laws) and Insurance Requirements. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best of each Borrower’s knowledge, threatened in writing with respect to any Borrower, or the Project which adversely affects the title to, or the use, operation or value of, the Project. References in the Survey, a Facility Lease and certain other miscellaneous documents to a Property with a street address of “160 Green Avenue, Woodbury, New Jersey” refer to the same Property also known as “124 Green Avenue, Woodbury, New Jersey.”

9.18         Utilities, etc. All utilities required to adequately service the Project for its intended use are available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). The Project has available all material services of public facilities and other utilities necessary for use and operation of the Facility for its intended purpose including, without limitation, adequate water and electricity. All utilities serving the Project or proposed to serve the Project are located in, and vehicular access to the Project is provided by, public rights-of-way and easements abutting the Property. The Borrowers have obtained (or will obtain prior to the Closing Date) all appropriate Governmental Action, and have and will keep in full force and effect, all material operating permits necessary to allow for the Facility to be operated in accordance with their intended use.

9.19         [Intentionally Omitted].

9.20         Insurance. The Borrowers have obtained insurance coverage covering the Project which meets the requirements of Section 10.2, and such coverage is in full force and effect on the date hereof.

9.21         Flood Hazard Areas. Except as otherwise identified on the applicable survey, plat or map delivered pursuant to Section 12.1.15, no portion of the Property will be located within an area identified as a special flood hazardous area by the Federal Emergency Management Agency.

9.22         Solvency. Each Loan Party is Solvent.

9.23         Filings. As of the Closing Date, all filings necessary or desirable to perfect the security interest of the Agent in and to the Project and the other Collateral as against creditors of and purchasers from the Borrowers will have been made.

9.24         Casualty; Eminent Domain. The Project has not incurred any undisclosed Casualty or Condemnations since the date of the Property Condition Report delivered pursuant to Section 12.1.19.

SECTION 10. COVENANTS.

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are Finally Paid, the Borrowers agree that, unless at any time the Required Lenders shall otherwise expressly consent in writing:

10.1         Existence, Etc. Each Borrower will preserve and keep in full force and effect, and will cause each of its Subsidiaries (if any) to preserve and keep in full force and effect, its corporate or limited liability company existence, as the case may be, and all licenses and permits necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect. Each Borrower will, and will cause each of its Subsidiaries (if any) to, obtain, maintain and preserve and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are (i) necessary in the proper conduct of its business, or (ii) to the extent material, useful in the proper conduct of its business.

10.2         Insurance. The Borrowers will maintain insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are reasonably required by the Agent and in any event consistent with the insurance coverage maintained by the Borrowers and their Affiliates who own or operate similar properties and in any event on such terms and amounts that are no less favorable than insurance maintained by the Borrowers and their Affiliates with respect to similar properties that they own or operate. The Agent shall be named as an additional insured and mortgagee/loss payee with respect to property, casualty and business interruption insurance. The Borrowers will maintain flood hazard insurance acceptable to the Agent in its sole discretion with respect to any portion of the Project identified on the survey, plat or map delivered pursuant to Section 12.1.15 as being within an area identified as a special flood hazardous area by the Federal Emergency Management Agency.

10.3         Taxes, Claims for Labor and Materials; Compliance with Laws. Each Borrower will (i) promptly pay and discharge, and will cause each of its Subsidiaries promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon it or such Subsidiary (if any), respectively, or upon or in respect of all or any part of its property or business or of such Subsidiary (if any), all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any of its property or such Subsidiary (if any); provided it or such Subsidiary (if any) shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of it or such Subsidiary (if any) or any material interference with the use thereof by it or such Subsidiary, and (2) it or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto; and (ii) promptly comply, and will cause each of its Subsidiaries (if any) to promptly comply, in all material respects, with all Requirements of Law (including all Environmental Laws).

Without limiting the above, each Borrower will (a) ensure, and cause each other Loan Party to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (b) comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations.

10.4         Nature of Business. No Borrower nor any of its Subsidiaries (if any) will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by such Borrower and its Subsidiaries (if any) would be materially changed from the general nature of the business engaged in by such Borrower and its Subsidiaries (if any) on the date hereof.

10.5         Visitation Rights. Each Borrower will, and will cause each of its Subsidiaries (if any) to, permit the Agent and the Lenders and representatives of the Agent or any Lender at any time (and so long as no Event of Default has occurred and is continuing, with reasonable prior notice) and from time to time during normal business hours, at the expense of such Borrower (but such right to be exercised not more frequently than one (1) time every twelve (12) months unless an Event of Default shall have occurred), to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, or examinations, and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.

10.6         Financial Information. The Borrowers shall each provide the following information and statements to the Agent and each Lender:

(a)  [Intentionally Omitted].

(b)  Quarterly Statements – as soon as available, and in any event, within forty-five (45) days after the end of each quarterly fiscal period in each fiscal year of the Borrowers (other than the last quarterly fiscal period of each such fiscal year), copies of:

(i)          balance sheets of the following Persons as at the end of such quarter:

A.           each Borrower;

B.           Operator and Service Provider, and

C.           Guarantor;

(ii)         consolidated statements of income of the following Persons, and, with respect to the Guarantor only, changes in shareholders’ or members’ equity, as applicable, and cash flows of the following Persons for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Responsible Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments:

A.           each Borrower;

B.           Operator and Service Provider; and

C.           Guarantor;

(iii)        utilization reports (including number of bed days available and actual patient days incurred for such quarterly fiscal period), quarterly census information for the Facility as of the end of such quarterly fiscal period in sufficient detail to show patient-mix, occupancy, payor mix and per diems (private pay, Medicare, Medicaid and other), setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year.

(c)  Annual Statements – as soon as available, and in any event, within one hundred twenty (120) days after the end of each fiscal year of the Borrowers, copies of,

(i)          consolidated balance sheets of the following Persons as at the end of such year:

A.           each Borrower;

B.           Operator and Service Provider; and

C.           Guarantor;

(ii)         consolidated statements of income of the following Persons, and, with respect to the Guarantor only, changes in shareholders’ or members’ equity, as applicable, and cash flows, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and (with respect to the Guarantor only) accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances:

A.           each Borrower;

B.           Operator and Service Provider; and

C.           Guarantor; and

(iii)        utilization reports (including number of bed days available and actual patient days incurred for such annual period), annual census information for the Facility as of the end of such annual period in sufficient detail to show patient-mix, occupancy, payor mix and per diems (private pay, Medicare, Medicaid and other), setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year.

(d)  Tax Returns - as soon as available, and in any event within thirty (30) days after filing, the annual federal income tax return (for each tax year) of each Borrower (to the extent they are not consolidated with the Guarantor’s tax returns) and each Guarantor;

(e)  SEC and Other Reports - promptly upon their becoming available, one copy (if any) of (i) each financial statement, report, notice or proxy statement sent by any Borrower or Guarantor to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by any Borrower or Guarantor with the SEC, all of which shall be considered delivered to Lender once posted to the Guarantor’s website at http://www.sentiohealthcareproperties.com/sentio-healthcare-investor/secFilings.php ;

(f)  Notice of Default or Event of Default - promptly, and in any event within three (3) Business Days after a Responsible Officer becoming aware of the existence of any Unmatured Event of Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrowers are taking or propose to take with respect thereto;

(g)  [Intentionally Omitted];

(h) Surveys – upon request, copies of all New Jersey Department of Health and Senior Services surveys with respect to the Facility, including follow-up revisits, plans of corrective actions and letters indicating that the Facility is in substantial compliance with the requirements of the New Jersey Department of Health and Senior Services;

(i)  [Intentionally Omitted];

(j)  Schedule of Real Estate - as soon as available, and in any event, within one hundred twenty (120) days after the end of each fiscal year of the Borrowers, a schedule detailing all real estate operated, owned and/or leased by Guarantor and substantially in the form of Exhibit H attached hereto; and

(k) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Loan Parties or relating to the ability of the Loan Parties to perform their obligations under the Loan Documents as from time to time may be reasonably requested by any such Person.

10.7         Responsible Officer’s Certificate. As soon as available, and in any event, within forty-five (45) days after the end of each quarterly fiscal period in each fiscal year of the Borrowers (including the last quarterly fiscal period of each such fiscal year), the Borrowers shall deliver to the Agent and each Lender a certificate of a Responsible Officer of the Borrowers setting forth:

(a)          Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Borrowers were in compliance with the requirements of Section 10.8 hereof during such quarterly fiscal period (including with respect to such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence) presented in substantially the form of Exhibit G attached hereto;

(b)          Event of Default - a statement that such Responsible Officer has reviewed the relevant terms of the Loan Documents and has made a review of the transactions and conditions of the Borrowers and their Subsidiaries (if any), as the case may be, from the beginning of such quarterly fiscal period to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes an Unmatured Event of Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers shall have taken or propose to take with respect thereto; and

(c)          Restricted Payments - a statement setting forth all Restricted Payments made by the Borrowers during such quarterly fiscal period, including the information (including detailed calculations) required in order to establish whether the Borrowers were in compliance with the Payment Conditions at the time such Restricted Payments were made.

10.8         Financial Covenants.

(a)          Occupancy. Commencing with the calendar quarter ending March 31, 2014, the Borrowers shall maintain a quarterly average occupancy level of the Available Units at the Facility for each fiscal quarter at not less than the percentage amounts set forth below for such Computation Period:

Computation Period With Fiscal Quarter Ending	Minimum Percentage of Available Units Occupied
March 31, 2014	75%
June 30, 2014	75%
September 30, 2014	80%
December 31, 2014	80%
March 31, 2015 and each fiscal quarter thereafter	85%

(b)          Debt Service Coverage Ratio. Commencing with the calendar quarter ending March 31, 2014, the Borrowers will not permit its Debt Service Coverage Ratio for any Computation Period to be less than the amounts set forth below for each such Computation Period:

Computation Period With Fiscal Quarter Ending	Minimum Debt Service Coverage Ratio
March 31, 2014	1.20 to 1:00
June 30, 2014	1.25 to 1.00
September 30, 2014	1.30 to 1.00
December 31, 2014	1.35 to 1.00
March 31, 2015	1.40 to 1.00
June 30, 2015 and each fiscal quarter thereafter	1.45 to 1.00

10.9         Borrower Merger, etc. No Borrower shall consolidate with or merge with or into any corporation or other business entity or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person.

10.10         Liens. No Borrower shall, nor shall such Borrower permit any of its Subsidiaries (if any) to, create, incur, assume or suffer to exist any Lien on any of its assets, including the Project, other than Permitted Liens. No Borrower shall, nor shall such Borrower permit any of its Subsidiaries (if any) to, permit the filing of any financing statement naming such Borrower or any Subsidiary as debtor, except for financing statements filed with respect to the Permitted Liens.

10.11         Indebtedness. No Borrower shall, nor shall such Borrower permit any of its Subsidiaries (if any) to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations, payables or Indebtedness, except for any of the following: (a) the Obligations; (b) Capital Leases and purchase money Indebtedness (including Capital Leases and purchase money Indebtedness listed on Schedule 10.11) not to exceed $100,000 in the aggregate at any time outstanding; (c) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which such Borrower or such Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that Borrower or such Subsidiary (if any) has set aside on its books adequate reserves therefor, if appropriate under GAAP; and (d) Indebtedness incurred in connection with Hedging Agreements permitted by Section 4.5. Except as otherwise expressly permitted by this Agreement, no Borrower shall, nor shall such Borrower permit any of its Subsidiaries (if any) to, pay any obligations or Indebtedness before the same is due, except for the early payment of trade obligations in the ordinary course of business.

10.12         Loans and Investments. No Borrower shall, nor shall such Borrower permit any of its Subsidiaries (if any)to (a) purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary or enter into any joint ventures, or (b) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including, by way of merger, consolidation or other combination, or (c) make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of such Borrower or any Subsidiary (the items described in clauses (a), (b) and (c) are referred to as “Investments”), except for: (i) Investments in Cash and Cash Equivalents; and (ii) Hedging Agreements permitted by Section 4.5.

10.13         Transactions with Affiliates. No Borrower shall, and shall not suffer or permit any of its Subsidiaries (if any) to, enter into any transaction with, or pay any compensation or other amounts to, any Affiliate of such Borrower or any Affiliate of any of its Subsidiaries (if any), except (a) as specifically described on Schedule 10.13, (b) for transactions and payments expressly permitted by Section 10.21, and (c) for transactions in the ordinary course of business of the Borrowers which are at arms’ length and for fair value. The term “Affiliate” as used in this Section 10.13 shall have the meaning given in Section 1.1 and also shall include any officer, manager, member, partner, director or stockholder of (i) any Borrower or (ii) any Affiliate of any Subsidiary of any Borrower.

10.14         Use of Proceeds; Margin Stock. Borrowers shall not and shall not suffer or permit any of their Subsidiaries (if any) or Affiliates to use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of the Borrowers or any of their Subsidiaries (if any) or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

10.15         Contingent Obligations. No Borrower shall, and shall not suffer or permit any of its Subsidiaries (if any) to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except: (a) endorsements for collection or deposit in the ordinary course of business; (b) Hedging Agreements permitted pursuant to Section 10.11(d); (c) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations; and (d) guaranties in favor of the Agent for the benefit of the Agent and the Lenders.

10.16         Compliance with ERISA. No Borrower shall, and shall not suffer or permit any ERISA Affiliate to, (a) cause or permit to exist any ERISA Event or any other event or condition, which could reasonably be expected to have a Material Adverse Effect; or (b) permit any Pension Plan to have vested Unfunded Benefit Liabilities (using the actuarial assumptions utilized by the PBGC upon termination of the Pension Plan), all determined as of the most recent valuation date for each such Pension Plan.

10.17         Restricted Payments. No Borrower shall, and shall not suffer or permit any of its Subsidiaries (if any) to, (a) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any units of any class of its Equity Interests, (b) purchase, redeem or otherwise acquire for value any units of its Equity Interests or any rights or options to acquire such units, interests or securities now or hereafter outstanding, or (c) otherwise make any Restricted Payment; provided that any Borrower may make any payment or take any action listed above so long as at the time such payment is made or such action is taken, the Payment Conditions are satisfied.

10.18         Change in Structure. No Borrower shall and shall not permit any of its Subsidiaries (if any) to (a) amend any of its organizational documents, or (b) except for the KKR Transaction (to the extent the same does not constitute a Change of Control) make any changes in its equity capital structure (including in the terms of its outstanding Equity Interests).

10.19         Related Documents. No Borrower shall, and shall not permit any of its Subsidiaries (if any), to, without the prior written consent of the Required Lenders, (a) enter into or consent to any modification or alteration of any Related Document or otherwise amend, modify, cancel or supplement in any respect any provisions of any Related Document or any document related thereto in any material respect, or (b) fail to comply with its obligations and liabilities under any Related Document.

10.20         Environmental. No Borrower shall, and shall not permit any of its Subsidiaries (if any) to, fail to conduct its business so as to comply in all material respects with all Environmental Laws as the same may be amended from time to time; provided, however, that nothing contained in this Section 10.20 shall prevent such Borrower or such Subsidiary from contesting, in good faith by appropriate legal proceedings, any such law, regulation, interpretation thereof or application thereof, provided, further, that no Borrower nor any of its Subsidiaries shall fail to comply with the order of any court or other Governmental Authority of applicable jurisdiction relating to such laws unless such Borrower or such Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.

10.21         Management and Consulting Arrangements. No Borrower shall, and shall not suffer or permit any of its Subsidiaries (if any) to, (a) enter into any management or consulting arrangement with respect to the Facility, other than the Management Agreement, the Service Contract or the TRS Service Contract (as in effect on the date hereof), or (b) at any time pay or accrue any management, consulting or similar fees with respect to the Facility, except that, (i) so long as at the time of such payment, the Payment Conditions are satisfied, and (ii) only to the extent expressly permitted by the Management Fee Subordination Agreement, each Owner may pay the Manager a management fee when due and payable pursuant to the terms of the Management Agreement (as in effect on the date hereof) and that certain Pooling Agreement among Four, Operator and Manager (the “Pooling Agreement”), in an aggregate amount not in excess of 5% (exclusive of incentive fees provided for in the Management Agreement and the Pooling Agreement) of the Gross Revenues from the operations of the Facility from the most recently ended prior calendar month.

10.22         Compliance With Laws. Each Borrower shall, and cause each of its Subsidiaries (if any) to comply with all applicable requirements (including applicable laws) of any Governmental Authority having jurisdiction over any Borrower or any of such Borrower’s Subsidiaries unless such Borrower (or, as the case may be, Subsidiary) is contesting such requirements in a manner similar to that set forth in Section 10.20 above relating to Environmental Laws.

10.23         Payment and Performance of Obligations. Each Borrower will, and will cause its Subsidiaries (if any) to, pay and discharge at or before maturity, all of its material obligations and liabilities, (i) will maintain in accordance with GAAP, appropriate reserves for the accrual of all of its obligations and liabilities and (ii) will not breach or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound.

10.24         Capital Expenditures. The Borrowers will take all appropriate steps and actions to address the deferred maintenance and “immediate repair” items as outlined in the Property Condition Report delivered pursuant to Section 12.1.19 in the normal course of each Borrower’s business but in no event later than one hundred twenty (120) days after the Closing Date.

10.25         Leasing Restrictions. The Borrowers shall not (i) enter into any additional operating leases other than (a) the leases listed on Schedule 10.25 and the Facility Lease Agreement, (b) residency leases with residents of the Project and (c) other leases for ancillary service providers such as barbers and physical rehabilitation service providers (including office space for such physical rehabilitation service providers and also including the potential future rehabilitation center proposed to be located on the ground floor), or (ii) materially modify, materially amend or terminate any operating lease listed on Schedule 10.25.

10.26         Books and Records. Each Borrower will, and will cause each Subsidiary (if any) to, keep adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

10.27         Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries (if any) to, maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, in all material respects, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

10.28         Fiscal Year. Each Borrower will cause the fiscal year of such Borrower and each of its Subsidiaries (if any) to end on December 31st of each calendar year.

10.29         Sale of Assets. The Borrowers will not, and will not permit any Subsidiary (if any) to, make any Dispositions except (a) as my be otherwise permitted in Sections 10.11, 10.12, 10.13, 10.17 and 10.21, (b) a Borrower may dispose of equipment that is either broken, worn out or obsolete in the ordinary course of business provided that any such Borrower replaces such equipment with new equipment of at least comparable value and utility, or (c) a Borrower may dispose of equipment (for fair market value) that is no longer necessary (in the good faith business judgment of a Responsible Officer of Borrower) for the operation of the Facility.

10.30         Facility Lease Agreement. The Borrowers will comply with the covenants contained in (a) the Facility Lease Agreement, (b) the Facility Lease Subordination Agreement, (c) the Management Fee Subordination Agreement, and (d) the Service Contract Subordination Agreement.

10.31         Bank Accounts. Borrowers shall establish (within thirty (30) days of the Closing Date) and maintain all of their banking accounts with KeyBank National Association.

10.32         Post Closing Lien Searches. Without limiting Borrower’s obligations under Section 16.5 hereof, Borrowers agree, within ten (10) days of Agent’s written demand, to reimburse Agent for all expenses (not to exceed $1,000 in any twelve (12) month period) incurred by Agent in periodically (up to two (2) times per year) verifying Borrowers’ performance of its obligations under the Loan Documents and the security and priority of the Mortgage, including without limitation expenses incurred by Agent for title searches, title updates and endorsements, tax and judgment lien searches, litigation searches, and UCC searches.

SECTION 11. CASUALTIES AND CONDEMNATION.

11.1         Agent’s Election to Apply Proceeds on Indebtedness. (a) Subject to the provisions of Section 11.1(b) below, Agent may elect to collect, retain and apply upon the indebtedness of Borrowers under this Agreement or any of the other Loan Documents all proceeds of insurance or condemnation (individually and collectively referred to as “Proceeds”) after deduction of all expenses of collection and settlement, including attorneys’ and adjusters’ fees and charges. Any proceeds remaining after repayment of the indebtedness under the Loan Documents shall be paid by Agent to the Borrowers.

(b)          Notwithstanding anything in Section 11.1(a) to the contrary, in the event of any casualty to the Facility or any condemnation of part of the Project, Agent agrees to make available the Proceeds to restoration and repair (the “Restoration”) of the Facility if (i) no Event of Default exists, (ii) all Proceeds are deposited with Agent, (iii) in Agent’s reasonable judgment, the amount of Proceeds available for restoration of the Facility (together with any sums or other security acceptable to Agent deposited with Agent by Borrowers for such purpose) is sufficient to pay the full and complete costs of such restoration, (iv)  if the cost of restoration exceeds ten percent (10%) of the amount of the Loan, in Agent’s sole determination after completion of Restoration the amount of the Loan will not exceed seventy-five percent (75%) of the fair market value of the Project, (v) in Agent’s reasonable determination, the Project can be restored to an architecturally and economically viable project in compliance with Applicable Laws, (vi) each Guarantor reaffirms its Guaranty in writing, and (vii) in Agent’s reasonable determination, such Restoration is likely to be completed not later than three (3) months prior to the Maturity Date.

11.2         Borrowers’ Obligation to Rebuild and Use of Proceeds Therefor. In case Agent does not elect to apply or does not have the right to apply the Proceeds to the Obligations, as provided in Section 11.1 above, the relevant Borrower shall:

(a)          Proceed with diligence to make settlement with insurers or the appropriate Governmental Authorities and cause the Proceeds to be deposited with Agent;

(b)          In the event of any delay in making settlement with insurers or the appropriate Governmental Authorities or effecting collection of the Proceeds, deposit with Agent the full amount required to complete Restoration as aforesaid;

(c)          In the event the Proceeds are insufficient to assure the Agent that the Restoration can be completed, promptly deposit with Agent any additional amount necessary to pay for such Restoration;

(d)          Promptly proceed with the Restoration of the Facility, including the repair of all damage resulting from such fire, condemnation or other cause and restoration to its former condition; and

(e)          Promptly provide to Agent such showings, certificate, lien waivers, permits and similar documentation as Agent shall reasonably request.

SECTION 12. EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

The obligation of each Lender to make its Loan is subject to the following conditions precedent:

12.1         Closing Date. The obligation of the Lenders to make the Loan is subject to the conditions precedent that the Agent shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Agent and the Lenders is called the “Closing Date”):

12.1.1. Notes. A Note for each Lender.

12.1.2. Authorization Documents. For each Loan Party, such Person’s (a) articles of organization, certified by the appropriate governmental authority; (b) good standing certificates in its state of formation, the state where the Projects are located and in each other state requested by the Agent; (c) operating agreement (or similar governing document); (d) resolutions of its members approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that the Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

12.1.3. Consents, Permits, etc. Certified copies of all documents evidencing any necessary limited liability company action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the documents referred to in this Section 12 and copies of all permits, licenses and approvals necessary for the acquisition, ownership and operation of the Project by the Borrowers.

12.1.4. Letter of Direction. A letter of direction containing funds flow information with respect to the proceeds of the Loan on the Closing Date.

12.1.5. Loan Documents. Counterparts of each Guaranty, the Mortgage, each Security Agreement, the Assignment of Leases and Rents and each other Collateral Document, each executed by the appropriate Loan Party.

12.1.6. Opinions of Counsel. Opinions of counsel for each Loan Party, including local counsel, satisfactory to the Agent.

12.1.7. Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 10.2, together with evidence that the Agent has been named as a lender’s loss payee and the Agent has been named as an additional insured on all related insurance policies, as appropriate.

12.1.8. Payment of Fees. Evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, including, without limitation, costs associated with the Property Condition Report, closing, documenting and underwriting the transaction, due diligence, title premiums, surveys, the Appraisal and recording the Mortgage, the fixture filing and the Financing Statements, together with all Attorney Costs of the Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by the Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrowers and the Agent).

12.1.9. Search Results; Lien Terminations. Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) Lien releases in respect of Liens in favor of Column Financial, Inc. or its subsidiaries, and (c) such other Uniform Commercial Code termination statements as the Agent may reasonably request.

12.1.10. Appraisal. On or prior to the Closing Date, the Agent shall have received an Appraisal of the Project, which shall be reasonably acceptable to the Agent.

12.1.11. Title Insurance. On or prior to the Closing Date, the Borrowers shall have delivered to the Agent a commitment to deliver an ALTA Lenders title insurance policy covering the Projects in favor of the Agent, such policy to be in the amount not less than the Committed Amount and to be reasonably satisfactory to the Agent with such customary endorsements and affirmative assurances issued by the title company as a routine matter (the “Title Policy”).

12.1.12. Environmental Audit; Health Surveys. At least ten (10) Business Days prior to the Closing Date, the Agent shall have received (a) an Environmental Audit for the Property addressed to the Agent and each Lender or accompanied by a letter allowing such Persons to rely thereon, and (b) copies of the most recent New Jersey Department of Health and Senior Services surveys, including follow-up revisits, plans of corrective actions and letters indicating that the Project is in substantial compliance with the requirements of the New Jersey Department of Health and Senior Services, each in form and substance reasonably satisfactory to the Agent.

12.1.13. Filings, Registrations and Recordings. The Agent shall have received each document (including Financing Statements, fixture filings and the Mortgage) required by the Collateral Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior to any other Liens (subject only to Permitted Liens), which shall be in proper form for filing, registration or recording.

12.1.14. Closing Certificate. If the Closing Date occurs after the date of this Agreement, a certificate executed by an officer of each Borrower (on behalf of such Borrower) certifying the matters set forth in Section 12.1.25 as of the Closing Date.

12.1.15. Survey. At least five (5) Business Days prior to the Closing Date, Borrowers shall have delivered to the Agent an ALTA/ACSM survey of the Project reasonably acceptable to the Agent and caused any exceptions to the related title insurance delivered on the Closing Date pursuant to Section 12.1.11 with respect to the non-delivery of such survey on the Closing Date to be removed.

12.1.16. Notice of Borrowing. The Agent shall have received a fully completed Notice of Borrowing, duly executed by the Borrowers.

12.1.17. Related Documents. The Agent shall have received a copy of each of the SPA, the Management Agreement, the Service Contract, the Pooling Agreement and the Facility Lease Agreement, each certified as true, correct and complete by the Borrowers and Guarantor.

12.1.18. Management Fee Subordination Agreement. The Agent shall have received the (a) Management Fee Subordination Agreement, duly executed by the Borrowers and the Manager and (b) Service Contract Subordination Agreement, duly executed by the Borrowers and Four.

12.1.19. Property Condition Report. The Agent shall have received a property condition report (the “Property Condition Report”) from a third party consultant with respect to the Project, which report shall be in form and substance acceptable to the Agent.

12.1.20. Flood Hazard. The Agent shall have received evidence that the Project is not located in an area designated by the Secretary of Housing and Urban Development as a special flood zone area, or flood hazard insurance acceptable to Agent in its sole discretion.

12.1.21. Financial Information; Projections. The Loan Parties shall have provided to the Agent and the Lenders each Borrower’s historical income statements, balance sheets and cash flow statements for the one (1) year period preceding the Closing Date and projections regarding the same for fiscal years 2013 and 2014.

12.1.22. PILOT Program Tax Benefit. The Loan Parties shall have provided to the Agent and the Lenders evidence that (a) the current real property taxes owing in year one of the Loan under the PILOT Program Tax Benefit (“PPTB”) do not exceed by $324,717 for the Borrowers, and (b) the term of the tax relief provided in the PPTB continues until December 31, 2037.

12.1.23. [Intentionally Omitted].

12.1.24. [Intentionally Omitted].

12.1.25. Account Control Agreements. The Borrowers shall deliver to the Agent (a) evidence that all of their bank accounts have been moved to Key, (b) evidence that all of their bank accounts located at institutions other than Key have been closed and (c) to the extent required by Agent, a fully executed Account Control Agreement, each of which shall be in form and substance acceptable to the Agent.

12.1.26. Other. Such other documents as the Agent may reasonably request.

12.1.27. Compliance with Warranties, No Default, etc. Both before and after giving effect to the borrowing the following statements shall be true and correct (and the Borrowers hereby certify that such statements are true and correct):

(a)  the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)  no Unmatured Event of Default or Event of Default shall have then occurred and be continuing; and

(c)  no material adverse change in the financial condition, business or prospects of any Loan Party shall have occurred since December 31, 2012.

SECTION 13. [Intentionally Omitted].

SECTION 14. EVENTS OF DEFAULT AND THEIR EFFECT.

14.1         Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

14.1.1. Non-Payment of the Loans, etc. (a) Default in the payment when due of the principal of any Loan; or (b) default and continuance thereof for three (3) Business Days in the payment when due of any interest, fee or other amount payable by the Borrowers hereunder or under any other Loan Document.

14.1.2. Bankruptcy, Insolvency, etc. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for sixty (60) days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

14.1.3. Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Section 10.1, 10.2, 10.8, 10.9, 10.10, 10.11, 10.12, 10.14. 10.17 or 10.18 of this Agreement; or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 14) and continuance of such failure described in this clause (b) for thirty (30) days.

14.1.4. Representation and Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing (other than projections and budgets) furnished by any Loan Party to the Lenders in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

14.1.5. Judgments. Final judgments which (exclusive of amounts covered by valid and collectible insurance other than self insurance in respect thereof by a Person that has acknowledged its obligation to make such payment) exceed an aggregate of $150,000 shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within sixty (60) days after entry or filing of such judgments.

14.1.6. Invalidity of Loan Documents, etc. Any Loan Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Loan Document.

14.1.7. Indebtedness. If any Loan Party shall fail to pay any debt in excess of $500,000 owed by such Loan Party or any Loan Party is in default under any agreement in excess of $500,000 with the Agent, any Lender or any other Person and such failure or default continues after any applicable grace period specified in the instrument or agreement relating thereto.

14.1.8. Material Adverse Effect. If a Material Adverse Effect (including, without limitation, the termination of any Medicare or Medicaid certification for the Facility or the imposition of any material ban, limit, delay or moratorium on further admissions to the Facility).

14.1.9. Related Documents. (i) The occurrence of any other event or circumstance denominated as an Event of Default in this Agreement, or (ii) any breach, default, event of default, “Default”, or “Event of Default” (in each case beyond any notice of cure periods applicable thereto) shall occur under any other Loan Document or any Person shall, or shall attempt to, terminate, discontinue or revoke any of its obligations thereunder.

14.1.10. Change of Control. A Change of Control shall occur.

14.1.11. ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC; (ii) any Unfunded Pension Liability exists with respect to any Pension Plan; or (iii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan.

14.1.12. Licenses and Permits. Any license or permit required by any Governmental Authority with respect to the ownership or operation of the Project is revoked or is not renewed; provided, however, that with respect to licenses or permits that the revocation or non-renewal thereof does not prevent, prohibit or otherwise materially interfere with the use or operation of the Projects, the same shall not constitute an Event of Default unless such revocation or non-renewal continues for a period of thirty (30) or more days.

14.1.13. Guarantor. (i) A default by Guarantor under the Guaranty, or (ii) Guarantor shall, or shall attempt to, terminate or revoke Guarantor’s obligations under the Guaranty.

14.1.14. Management Agreements. If the Management Agreement expires (and the same is not replaced by a new Management Agreement complying with the terms hereof) prior to the Maturity Date.

14.2         Effect of Event of Default. Upon the occurrence of any Event of Default, Agent may, and at the request of the Required Lenders shall, pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

(a)          Take possession of the Project and do anything which is necessary or appropriate in its sole judgment to fulfill the obligations of Borrowers under this Agreement and the other Loan Documents, including either the right to avail itself of and procure performance of existing contracts or let any contracts with the same contractors or others. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrowers hereby appoint and constitute Agent as their lawful attorney-in-fact with full power of substitution in the Project; to retain or employ new general contractors, subcontractors, architects, engineers and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Project; to execute all applications and certificates in the name of Borrowers prosecute and defend all actions or proceedings in connection with the Project; to execute instruments of release and satisfaction; and to do any and every act which the Borrowers might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

(b) Declare the Loan and all other Obligations to be immediately due and payable;

(c)          Use and apply any monies or letters of credit deposited by Borrowers with Agent, regardless of the purposes for which the same was deposited, to cure any such default or to apply on account of any indebtedness under this Agreement which is due and owing to Lenders;

(d)          Exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, or conferred upon Agent or Lenders by operation of law.

Notwithstanding the foregoing, if any Event of Default described in Section 14.1.2 shall occur in respect of any Loan Party, the Loan and all other Obligations hereunder shall become immediately due and payable without presentment, demand, protest or notice of any kind.

The Agent shall promptly advise the Borrowers of any such declaration, but failure to do so shall not impair the effect of such declaration.

Notwithstanding any other provisions of this Agreement, after the Loan (with accrued interest thereon) and all other Obligations hereunder and under the Loan Documents shall have become due and payable, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Loan Documents or in respect of the Collateral shall be paid over or delivered as follows:

First, to the payment of all fees, costs, expenses and indemnities of the Agent (in its capacity as such), including Attorney Costs, and any other Obligations owing to the Agent (in its capacity as such) in respect of sums advanced by the Agent (in its capacity as such) to preserve the Collateral or to preserve its security interest in the Collateral, until paid in full;

Second, to the payment of fees, costs, expenses and indemnities (including Attorney Costs) of the Lenders, pro rata, until paid in full;

Third, to the payment of all of the Obligations (other than Bank Product Obligations and Hedging Obligations) consisting of accrued and unpaid interest owing to any Lender, pro rata, until paid in full;

Fourth, to the payment of all of the Obligations (other than Bank Product Obligations and Hedging Obligations) consisting of principal owing to any Lender, pro rata, until paid in full;

Fifth, to the payment of all Bank Product Obligations and Hedging Obligations owing to any Lender or its Affiliates, pro rata, until paid in full;

Sixth, to the payment of all other Obligations owing to each Lender, pro rata, until paid in full; and

Seventh, to the payment of any remaining proceeds, if any, to whomever may be lawfully entitled to receive such amounts, including, without limitation, Borrowers.

SECTION 15. The Agent.

15.1         Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 14.10) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

15.2         [Intentionally Omitted].

15.3         Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

15.4         Exculpation of Agent. None of the Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, non-appealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of the Loan Parties, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of the Borrowers or any other party to any Loan Document to perform their Obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Loan Parties or any of their Subsidiaries or Affiliates.

15.5         Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or all of the Lenders or any affected Lender if such action is required to be consented to by all of Lenders or any affected Lender pursuant to the terms of Section 16.1) as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

15.6         Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”. The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 14; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders so long as it is not in conflict with any express provision of this Agreement or any other Loan Document.

15.7         Credit Decision. Each Lender acknowledges that the Agent has not made any representation or warranty to it, and that no act by the Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Lender as to any matter, including whether the Agent has disclosed material information in its possession. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrowers which may come into the possession of the Agent.

15.8         Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders (or all of the Lenders or any affected Lender if such action is required to be consented to by all of Lenders or any affected Lender pursuant to the terms of Section 16.1) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Agent.

15.9         Agent in Individual Capacity. Key and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and their Affiliates as though Key were not the Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, Key or its Affiliates may receive information regarding the Loan Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of such Persons) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), Key and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Key were not the Agent, and the terms “Lender” and “Lenders” include Key and its Affiliates, to the extent applicable, in their individual capacities.

15.10         Successor Agent. The Agent may resign as Agent upon thirty (30) days’ notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Borrowers (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 and Section 16.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

15.11         Collateral Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Borrowers hereunder; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 16.1, if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section 15.11.

15.12         Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 5, 15.5 and 15.17) allowed in such judicial proceedings; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 5, 15.5 and 15.17.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

15.13         Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 16. GENERAL.

16.1         Waiver; Amendments. No delay on the part of the Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by and consented to in writing by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of the Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby (other than the waiver of the 3% increase in interest rate due to the occurrence of an Event of Default); or (d) release any party from its obligations under any Guaranty or the Collateral Documents or all or any substantial part of the Collateral granted under the Collateral Documents, change the definition of “Required Lenders”, any provision of this Section 15.1 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case, the written consent of all Lenders. No provision of Section 15 or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent.

16.2         Confirmations. The Borrowers and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

16.3         Notices. Except as otherwise provided in Section 4.1, all notices hereunder shall be in writing and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by mail shall be deemed to have been given three (3) Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Section 4.1, the Agent shall be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Borrowers, and the Borrowers agree to hold the Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

16.4         Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Borrowers notify the Agent that the Borrowers wish to amend any covenant in Section 10 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Borrowers that the Required Lenders wish to amend Section 10 (or any related definition) for such purpose), then the Borrowers’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Borrowers and the Required Lenders.

16.5         Costs and Expenses. The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any Collateral and the costs of Intralinks or SyndTrak (or similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and also including, without limiting the generality of the foregoing, all recording, filing and registration fees and charges, mortgage or documentary taxes, environmental assessment costs, all insurance premiums, title insurance premiums and other charges of the title insurer, printing and photocopying expenses, survey fees and charges, cost of certified copies of instruments, costs and chargers of any escrowee for administering disbursements, costs of the Property Condition Report, all fees and disbursements of any consultant, all appraisal fees, insurance consultant’s fees, environmental consultant’s fees, and costs, travel related expenses and all costs and expenses incurred by Agent in connection with the determination of whether or not Borrowers have performed the obligations undertaken by Borrowers hereunder, whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, the Borrowers agree to pay and to save the Agent and the Lenders harmless from all liability for, any fees of the Borrowers’ auditors in connection with any reasonable exercise by the Agent and the Lenders of their rights pursuant to Section 10.5. All Obligations provided for in this Section 16.5 shall survive repayment of the Loans, cancellation of the Notes and termination of this Agreement.

16.6         Assignments; Participations.

16.6.1. Assignments.

(a)  Any Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of such Lender’s Loans, with the prior written consent of the Agent and, so long as no Event of Default exists, the Borrowers (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to another Lender or an Affiliate of a Lender). Except as the Agent and the Borrowers may otherwise agree, any such assignment (i) shall be in a minimum aggregate amount equal to $500,000 or, if less, the remaining Loans held by the assigning Lender, (ii) shall be a pro rata assignment of the assigning Lender’s Loans to each Borrower, and (iii) if such assignment is a partial assignment of a Lender’s Loans, shall not cause there to be more than two (2) unaffiliated Lenders holding such Loans. Borrowers and the Agent shall be entitled to continue to deal solely and directly with a Lender in connection with the interests so assigned to an Assignee until the Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit B hereto (an “Assignment Agreement”) executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. No assignment may be made to any Person if at the time of such assignment Borrowers would be obligated to pay any greater amount under Section 7.6 or 8 to the Assignee than Borrowers are then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Borrowers will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 16.6.1 shall be treated as the sale of a participation under Section 16.6.2. Borrowers shall be deemed to have granted their consent to any assignment requiring their consent hereunder unless the Borrowers have expressly objected to such assignment within five (5) Business Days after notice thereof.

(b)  From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, each Borrowers shall execute and deliver to the Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee’s Loans to such Borrower (and Notes in the principal amount of the Pro Rata Share of the principal amount of the Loans retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to the Borrowers any prior Notes held by it.

(c)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.6.2. Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans or other interests hereunder (any such Person, a “Participant”); provided that in no event shall there be more than two (2) unaffiliated Participants in such Loans at any time. In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder, (c) all amounts payable by the Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender and (d) for purposes of monitoring the number of Participants hereunder such Lender shall promptly notify the Agent of such sale. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 16.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Borrowers agree that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.6. The Borrowers also agree that each Participant shall be entitled to the benefits of Section 7.6 or 8 as if it were a Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or 8 than would have been paid to the participating Lender on such date if no participation had been sold and that each Participant complies with Section 7.6(d) as if it were an Assignee).

16.7         Register. The Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is an original Lender or an Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. The Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.

16.8         GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW, OTHER THAN WITH RESPECT TO PROPERTY-SPECIFIC MATTERS SUCH AS, BY WAY OF EXAMPLE AND NOT LIMITATION, ZONING AND OTHER LOCAL LAWS, WHICH SHALL BE GOVERNED BY LAWS OF THE STATE.

16.9         Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Borrowers and rights of the Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

16.10         Nature of Remedies. All Obligations of the Borrowers and rights of the Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

16.11         Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Borrowers of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Lenders.

16.12         Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.

16.13         Successors and Assigns. This Agreement shall be binding upon the Borrowers, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Borrower may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Agent and each Lender.

16.14         Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

16.15         Patriot Act Notification. As required by federal law and Key’s policies and practices, Key may need to collect certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. Borrowers hereby agree to cooperate with Key and promptly supply all such requested information upon Key’s request.

16.16         INDEMNIFICATION BY THE BORROWERS. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, BORROWERS HEREBY AGREE TO INDEMNIFY, EXONERATE AND HOLD THE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE AGENT AND EACH LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS MATERIAL AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (B) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (C) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS MATERIALS OR (D) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE BORROWERS HEREBY AGREE TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 16.16 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

16.17         Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Agent and the Lenders on the other hand shall be solely that of borrower and lender. Neither the Agent nor the Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Agent and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. The Borrowers agree, on behalf of themselves and each other Loan Party, that neither the Agent nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence, bad faith or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND BORROWERS ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). Each Borrower acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lender or among the Loan Parties and the Lenders.

16.18         FORUM SELECTION AND CONSENT TO JURISDICTION. TO THE GREATEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), EACH BORROWER IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. EACH BORROWER FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY COURT REFERRED TO ABOVE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH BORROWER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF SUCH BORROWER SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

16.19         WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

16.20         Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Notes, or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Borrower, shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances.

[signature pages follow]

The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

Woodbury Mews III Urban Renewal, LLC

Woodbury Mews IV Urban Renewal, LLC

By	/s/ John Mark Ramsey
John Mark Ramsey
Its Authorized Signatory

S-1

KeyBank National Association,
as Lender and Agent

By:	/s/ Amy Maclearie
Title:	AVP - Closer

S-2

ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Commitment	Pro Rata Shares
KeyBank National Association	$25,000,000	100%
TOTAL LOAN	$25,000,000	100%

A-1

ANNEX B

ADDRESSES FOR NOTICES

Borrowers

c/o Sentio Healthcare Properties, Inc.

189 South Orange Avenue

Suite 1700

Orlando, Florida 32801

Attention: Sharon C. Kaiser

Telephone: 407.999.2437

Facsimile: 407.999.5210

With a copy to:

Foley & Lardner LLP

111 North Orange Avenue

Suite 1800

Orlando, Florida 32801

Attention: Michael A. Okaty

Telephone: 407.244.3229

Facsimile: 407.648.1743

Lender and Agent

KeyBank National Association, as Agent and a Lender

Real Estate Capital - Healthcare
Mailcode OH-01-51-0311
4910 Tiedeman Road, 3rd Floor
Brooklyn, Ohio 44144
Attention: Amy L. MacLearie
Telephone: (216) 813-6935
Facsimile: (216) 813-6383

With a copy to:

Schiff Hardin LLP

233 South Wacker Drive

Suite 6600

Chicago, Illinois 60606

Attention: Sean T. Maloney

Telephone: (312) 258-5505

Facsimile: (312) 258-5700

B-1

SCHEDULE 9.1

SUBSIDIARIES

See Attached

SCHEDULE 9.2(ii)

CONFLICTS

Section 5.4 of the Securities Purchase Agreement by and between Sentio Healthcare Properties, Inc., Sentio Healthcare Properties OP, L.P., (the “Sentio Parties”) and Sentinel RE Investment Holdings LP provides as follows:

Other Agreements and Other Financings. The Sentio Parties will not enter into, announce or recommend any agreement, plan, arrangement or transaction the terms of which would restrict, materially delay or conflict with the ability or right of the Sentio Parties or any of their Subsidiaries to perform its obligations under this Agreement or the Related Documents, including, without limitation, the obligation of the Sentio Parties to deliver Securities to the Investor in respect of Put Exercise Notices that may be delivered from time to time pursuant to this Agreement.

Due to the Change of Control provisions set forth in this Agreement and the requirement to obtain Agent and Lender consent in the event of a Change of Control, failure to timely obtain consent could delay or conflict with the Sentio Parties’ ability to perform under the Securities Purchase Agreement in violation of Section 5.4.

SCHEDULE 9.4

FINANCIAL STATEMENTS

See Attached.

Schedule 9.6

PERMITS/LICENSES

1.	As of October 21, 2013, the Operator will not possess that certain license necessary to operate the Facility as an Assisted Living Residence issued by the New Jersey Department of Health, Division of Health Facilities Evaluation and Licensing (“Licensing Agency”). However, Operator has received confirmation from the Licensing Agency that the license will be granted upon delivery of proof that the purchase of the Facilities has closed.

2.	Operator does not possess a Medicaid Provider ID for the Facility, as the Provider ID cannot be provided until the Assisted Living Residence License has been issued by the Licensing Agency.

SCHEDULE 10.11

PMSI/CAPITAL LEASES

None

SCHEDULE 10.13

AFFILIATE TRANSACTIONS

1.	That certain Services Agreement between Woodbury Mews IV Urban Renewal, LLC and WM IV TRS, LLC

2.	That certain Lease between Woodbury Mews III Urban Renewal, LLC and WM III TRS, LLC

SCHEDULE 10.25

OPERATING LEASES

None

EXHIBIT A

FORM OF

TERM LOAN NOTE

R-	________ __, 20__
$

Each of the undersigned, for value received, promises to pay to the order of ______________ (the “Lender”) at the principal office of KeyBank National Association in Cleveland, Ohio the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Loan Agreement referred to below (as shown in the records of the Lender), such principal amount to be payable on the dates set forth in the Loan Agreement.

Each of the undersigned, further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Loan Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement, dated as of October 21, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; terms not otherwise defined herein are used herein as defined in the Loan Agreement), among the undersigned and the Lender, to which Loan Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

A-1

This Note is made under and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to conflict of laws principles except Title 14 of Article 5 of the New York General Obligations Law.

Woodbury Mews III Urban Renewal, LLC

Woodbury Mews IV Urban Renewal, LLC

By
John Mark Ramsey
Its Authorized Signatory

A-2

EXHIBIT B

Form of Assignment and Assumption Agreement

This Assignment and Assumption Agreement (this “Assignment Agreement”) between ____________ (the “Assignor”) and ____________ (the “Assignee”) is dated as of ____________, 201___. The parties hereto agree as follows:

1.          PRELIMINARY STATEMENT. The Assignor is a party to a Term Loan Agreement (which, as it may be amended, modified renewed or extended from time to time is herein called the “Loan Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

2.          ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the percentage interest, specified in Item 3 of Schedule 1, in and to the Assignor’s rights and obligations under the Loan Agreement and all other Loan Documents. Schedule 1 also sets forth: (a) the respective Pro Rata Shares of the Assignor and the Assignee after giving effect hereto, and (b) the principal amount of the Notes to be issued to the Assignor and the Assignee, respectively, after giving effect hereto.

3.          EFFECTIVE DATE. The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 6 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Annex I attached hereto has been delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

4.          PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of the Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Loans assigned to the Assignee hereunder.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*     Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

B-1

[5.          FEES PAYABLE BY THE ASSIGNEE.** The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or commitment fees is made under the Loan Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or commitment fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or commitment fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ____ of 1% less than the interest rate paid by the Borrowers or if the commitment fee was ____ of 1% less than the commitment fee paid by the Borrowers, as applicable.]

6.          REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR’S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectibility of any Loan Document, including without limitation, documents granting the Agent a security interest in assets of the Loan Parties, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of any Loan Party, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the properties, books or records of the Loan Parties, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Obligations or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with any of the Loans, the Letters of Credit or any of the Loan Documents.

**Section 5 is optional and may be inserted if mutually acceptable to the Assignor and the Assignee with the blanks filled in accordingly.

B-2

7.          REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, [and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].***

8.          INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment Agreement.

9.          SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right subject to and pursuant to Section 16.6.1 of the Loan Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of any of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, [5] and 8 hereof.

10.         ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

11.         GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

***To be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

B-3

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

B-4

SCHEDULE 1

to Assignment and Assumption Agreement

1.          Description and Date of Term Loan Agreement: Loan Agreement dated as of October 21, 2013

2.          Date of Assignment and Assumption Agreement: ____________, 201___

3.          Percentage Interest Purchased

      by Assignee hereunder                              _____%

4.          Pro Rata Shares (after giving

effect hereto)

a.           Assignor’s Pro Rata Share                _____%

b.           Assignee’s Pro Rata Share                _____%

5.          Principal Amount of Note to be issued to Assignor                 $_________

(i.e., Assignee’s Commitment)

6.          Proposed Effective Date: ____________

Accepted and Agreed:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

By:	By:

Title:	Title:

B-5

Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

B-6

EXHIBIT C

FORM OF

NOTICE OF BORROWING

To:	KeyBank National Association, as Agent

Please refer to the Loan Agreement dated as of October 21, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among (a) Woodbury Mews III Urban Renewal, LLC, a Delaware limited liability company (“Three”), (b) Woodbury Mews IV Urban Renewal, LLC, a Delaware limited liability company (“Four” and collectively with Three, the “Borrowers” and individually, a “Borrower”); (c) the several financial institutions from time to time party to this Agreement, as Lenders (the “Lenders”); and (d) KeyBank National Association, as a Lender (in such capacity, “Key”), and as Agent (in such capacity, the “Agent”). Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

Each of the undersigned hereby gives irrevocable notice, pursuant to Section 2.2 of the Loan Agreement, of a request hereby for a borrowing as follows:

(i)          The requested borrowing date for the proposed borrowing (which is a Business Day) is _____________ ___, 2013.

(ii)         The aggregate amount of the proposed borrowing is $______________.

(iii)        The type of Loans comprising the proposed borrowing are [Base Rate] [LIBOR] Loans.

The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Unmatured Event of Default or Event of Default under the Loan Agreement; and (ii) each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Loan Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The undersigned has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on ________ __, 2013.

Woodbury Mews III Urban Renewal, LLC

Woodbury Mews IV Urban Renewal, LLC

By
John Mark Ramsey
Its Authorized Signatory

C-2

EXHIBIT D

FORM OF NOTICE OF CONVERSION

To:	KeyBank National Association, as Agent

Please refer to the Loan Agreement dated as of October 21, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among (a) Woodbury Mews III Urban Renewal, LLC, a Delaware limited liability company (“Three”), (b) Woodbury Mews IV Urban Renewal, LLC, a Delaware limited liability company (“Four” and collectively with Three, the “Borrowers” and individually, a “Borrower”), (c) the several financial institutions from time to time party to this Agreement, as Lenders (the “Lenders”); and (d) KeyBank National Association, as a Lender (in such capacity, “Key”), and as Agent (in such capacity, the “Agent”). Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 4.1 of the Loan Agreement, of its request to on [INSERT DATE] convert the aggregate outstanding principal amount of the Loan, bearing interest at the [LIBOR] [Base] Rate, into a [LIBOR Loan(s)] [Base Rate Loan(s)].

Each of the undersigned hereby represents and warrants that all of the conditions contained in Section 12.1.25 of the Loan Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion requested hereby, before and after giving effect thereto.

[Remainder of Page Left Intentionally Blank]

Each of the undersigned has caused this Notice of Conversion to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

Woodbury Mews III Urban Renewal, LLC

Woodbury Mews IV Urban Renewal, LLC

By
John Mark Ramsey
Its Authorized Signatory

D-2

EXHIBIT E

Account Control Agreement

This Account Control Agreement, dated as of __________, 201__ (this “Agreement”), among KeyBank National Association, a national banking association, as Agent (the “Agent”) for the Lenders (as defined below); [___________________], a ____________ limited liability company (the “Pledgor”); and [___________________], a _____________ (the “Depositary Bank”).

Witnesseth:

Whereas, Depositary Bank has established an account, number ________________, in the name of the Pledgor (together with any other account or accounts to which sums contained therein are transferred, the “Account”);

Whereas, pursuant to that certain Security Agreement dated as of the date hereof (the “Security Agreement”), between the Pledgor and the Agent, the Pledgor has granted the Agent a security interest in the Account;

Whereas, it is a condition to the financing of the Project (as defined in the Loan Agreement) contemplated by that certain Loan Agreement dated as of October 21, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among the Agent, the Pledgor, the other Borrowers party thereto and the lenders from time to time party thereto (the “Lenders”) that the Agent obtain and continue to maintain a perfected first priority security interest in the Account; capitalized terms used in this Agreement which are defined in the Loan Agreement and not otherwise defined herein shall have the meanings given to them in the Loan Agreement;

Whereas, the Agent and the Depositary Bank are entering into this Agreement to perfect the security interest of the Agent in the Account;

Now, Therefore, the parties hereto hereby agree as follows:

Section 1.          The Account. The Depositary Bank hereby represents and warrants to the Agent and the Pledgor that (a) in the ordinary course of its business, the Depositary Bank maintains cash accounts for others, (b) the Account has been established in the name of the Pledgor as recited above and (c) except for the claims and interest of the Agent and the Pledgor in the Account (subject to any claim in favor of the Depositary Bank permitted under Section 2), the Depositary Bank does not know of any claim to or interest in the Account. All parties agree that the Account is a “deposit account” within the meaning of Article 9 of the Uniform Commercial Code of the State of New York (the “UCC”) and that all property held by the Depositary Bank in the Account will be treated as financial assets under the UCC.

Section 2.          Priority of Lien. The Depositary Bank hereby acknowledges the security interest granted to the Agent by the Pledgor. The Depositary Bank hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to the Pledgor nor hypothecate any securities carried in the Account except in connection with the settlement of trading activity permitted to be conducted by the Pledgor hereunder. The Depositary Bank hereby subordinates all liens, encumbrances, claims and rights of setoff it may have, now or in the future, against the Account or any property carried in the Account or any free credit balance in the Account other than in connection with activities in which the Pledgor is permitted to engage hereunder, including the payment of the Depositary Bank’s customary fees, commissions and other charges pursuant to its agreement with the Pledgor and for payment or delivery of financial assets purchased or sold for or from the Account. The Depositary Bank will not agree with any third party that the Depositary Bank will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of the Agent and the Pledgor.

Section 3.          Control. The Depositary Bank will comply with entitlement orders originated by the Agent concerning the Account without further consent by the Pledgor. In furtherance of the foregoing, the Depositary Bank will comply with all orders from the Agent directing the Depositary Bank to hold, transfer or dispose of all amounts and other financial assets in the Account as the Agent may from time to time specify, in each case, without obtaining the consent from the Pledgor. During any period when no Unmatured Event of Default or Event of Default has occurred and is continuing, the Depositary Bank may, to the extent permitted by Section 4 below, distribute to the Pledgor principal amounts and interest accrued at the rate set forth in such Section 4 on property in the Account. Upon the occurrence and during the continuation of an Unmatured Event of Default or a Event of Default, the Depositary Bank will cease distributing interest on property in the Account. The Depositary Bank shall be entitled to rely on any notice from the Agent regarding the occurrence and continuance of an Unmatured Event of Default or Event of Default.

Section 4.          Limited Withdrawals. After the Depositary Bank has received notice of an Unmatured Event of Default or an Event of Default from the Agent, the Depositary Bank shall not comply with any entitlement order from the Pledgor requiring a free delivery of any financial assets from the Account nor deliver any such financial assets to the Pledgor nor pay any free credit balance or other amount owing from the Depositary Bank to the Pledgor with respect to the Account (each such delivery or payment being herein referred to as a “withdrawal”) but shall instead only comply with the instructions of the Agent.

Section 5.          Statements, Confirmations and Notices of Adverse Claims. The Depositary Bank will send copies of all statements and confirmations concerning the Account to each of the Pledgor and the Agent at the address set forth in Section 15 of this Agreement. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, the Depositary Bank will make reasonable efforts promptly to notify the Agent and the Pledgor thereof.

Section 6.          Limited Responsibility of the Depositary Bank. Except for permitting a withdrawal in violation of Section 3 or 4 above or advancing margin or other credit to the Pledgor in violation of Section 2 above, the Depositary Bank shall have no responsibility or liability to the Agent. The Depositary Bank shall have no responsibility or liability to the Agent with respect to the value of the Account or any asset held therein. This Agreement does not create any obligation or duty of the Depositary Bank other than those expressly set forth herein.

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Section 7.          Indemnification of the Depositary Bank. The Pledgor, by its acknowledgement hereof, agrees to indemnify and hold harmless the Depositary Bank, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent resulting from the Depositary Bank’s gross negligence or willful misconduct.

Section 8.          Customer Agreement. In the event of a conflict between this Agreement and any other agreement between the Depositary Bank and the Pledgor, the terms of this Agreement will prevail.

Section 9.          Termination. Unless earlier terminated by the Depositary Bank pursuant to this Section, this Agreement shall continue in effect until the Agent has notified the Depositary Bank in writing that this Agreement, or its security interest in the Account, is terminated. Upon receipt of such notice the obligations of the Depositary Bank under Sections 2, 3, 4 and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, the Agent shall have no further right to originate entitlement orders concerning the Account. The Depositary Bank reserves the right, unilaterally, to terminate this Agreement, such termination to be effective 30 business days after written notice thereof is given to the Pledgor and the Agent.

Section 10.         Complete Agreement. This Agreement and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to Section 8 above, supersede any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

Section 11.         Amendments. No amendment, modification or (except as otherwise specified in Section 9 above) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 13 below), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

Section 12.         Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

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Section 13.         Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives. This Agreement may be assigned by the Agent to any successor of the Agent under the Security Agreement; provided that written notice thereof is given by the Agent to the Depositary Bank. This Agreement may not be assigned by the Pledgor to any entity without the prior written consent of the Agent, in its sole and absolute discretion. Any permitted assignee of the Pledgor will concurrently with such assignment affirm in writing that the assignment is subject to the terms of this Agreement.

Section 14.         Notices. Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error-free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below. Any party may change its address for notices in the manner set forth above. Notices hereunder shall be addressed:

to the Depositary Bank at:

_______________________

_______________________

_______________________

Attention: _____________

Telephone: _____________

Facsimile: _____________

to the Pledgor at:

______________________
______________________
______________________
Attention: _____________
Telephone: _____________
Facsimile: _____________

to the Agent at:

KeyBank National Association, as Agent
Mailcode OH-01-51-0311
4910 Tiedeman Road, 3rd Floor
Brooklyn, Ohio 44144
Attention:      Amy L. MacLearie
Telephone:    (216) 813-6935
Facsimile:       (216) 813-6943

Section 15.         Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

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Section 16.         Choice of Law. Regardless of any provision in any other agreement relating to the Account, the parties hereto agree that, subject to Section 8 of this Agreement, the establishment and maintenance of the Account, and all interests, duties and obligations with respect to the Account, shall be governed by the internal laws of the State of New York applicable to contracts made and to be performed entirety within such state, without regard to conflict of laws principles except Title 14 of Article 5 of the New York General Obligations Law. Without limiting the foregoing, the Pledgor, the Depositary Bank and the Agent agree that New York is the Depositary Bank’s jurisdiction for purposes of Section 9-304(b)(1) of the Uniform Commercial Code with respect to the Account.

[Signature page follows]

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Accepted and agreed to as of the date first above written.

[Name of Pledgor]

By:
Name:
Title:

[Depository Bank]

By:
Printed Name:
Title:

KeyBank National Association, as Agent

By:

Its Vice President

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EXHIBIT F

Legal Description of the Property

ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING SITUATE IN THE CITY OF WOODBURY, COUNTY OF GLOUCESTER, STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL ONE (Woodbury Mews III Urban Renewal, LLC):

COMMENCING AT A POINT IN THE SOUTHWESTERLY PROLONGATION OF THE EXISTING EASTERLY RIGHT OF WAY LINE OF GREEN AVENUE (41 FEET WIDE, 26 FEET FROM CENTERLINE) WHERE THE SAME IS INTERSECTED BY THE NORTHWESTERLY PROLONGATION OF THE EXISTING NORTHERLY RIGHT OF WAY LINE OF EAST BARBER AVENUE, ALSO KNOWN AS COUNTY ROAD #663 (57 FEET WIDE, 32 FEET FROM CENTERLINE) AS SHOWN ON A CERTAIN MAP ENTITLED "WOODBURY MEWS FINAL MAJOR SUBDIVISION PLAN, LOTS 1, 2, 3, 4, 5 AND 6, BLOCK 142, EXISTING LOTS 1, 2, 3, 4, 5, 5.01, 6 AND 6.02, BLOCK 142, CITY OF WOODBURY, GLOUCESTER COUNTY, NEW JERSEY", AS PREPARED BY MAITRE ASSOCIATES, P.C. AND DATED JULY 21, 1999, RUNNING; THENCE

A.	ALONG THE AFORESAID SOUTHWESTERLY PROLONGATION OF THE EXISTING EASTERLY RIGHT OF WAY LINE OF GREEN AVENUE, IN THE REVERSE DIRECTION, NORTH 17 DEGREES 56 MINUTES 40 SECONDS EAST, PASSING THROUGH A CONCRETE MONUMENT AT 30.99 FEET AND THROUGH ANOTHER CONCRETE MONUMENT AT 187.44 FEET, A TOTAL OF 219.85 FEET TO A POINT WHERE THE SAME IS INTERSECTED BY THE DIVISION LINE BETWEEN LOT 2 ON THE NORTH AND LOT 1 ON THE SOUTH IN BLOCK 142 AND THE POINT OF BEGINNING FOR THIS DESCRIPTION; THENCE

1.	ALONG THE AFORESAID EXISTING EASTERLY RIGHT OF WAY LINE OF GREEN AVENUE, NORTH 17 DEGREES 56 MINUTES 40 SECONDS EAST 294.99 FEET TO A POINT WHERE THE SAME IS INTERSECTED BY THE DIVISION LINE BETWEEN LOT 2 ON THE SOUTH AND LOT 3 ON THE NORTH IN BLOCK 142; THENCE

2.	ALONG SAID DIVISION LINE BETWEEN LOTS 2 AND 3 IN BLOCK 142, SOUTH 72 DEGREES 04 MINUTES 32 SECONDS EAST 273.48 FEET TO A POINT WHERE THE SAME IS INTERSECTED BY THE DIVISION LINE BETWEEN LOT 2 ON THE WEST AND LOT 6 ON THE EAST IN BLOCK 142; THENCE

3.	ALONG SAID DIVISION LINE BETWEEN LOTS 2 AND 6, BLOCK 142, SOUTH 17 DEGREES 55 MINUTES 28 SECONDS WEST, 295.30 FEET TO A POINT WHERE THE SAME IS INTERSECTED BY THE DIVISION LINE BETWEEN LOT 2 ON THE NORTH AND LOT 1 ON THE SOUTH IN BLOCK 142; THENCE

4.	ALONG SAID DIVISION LINE BETWEEN LOTS 2 AND 1, BLOCK 142, NORTH 72 DEGREES 00 MINUTES 38 SECONDS WEST, 273.58 FEET TO THE POINT OR PLACE OF BEGINNING.

BEING KNOWN AS LOT 2, BLOCK 142, AS SHOWN ON A CERTAIN MAP ENTITLED "WOODBURY MEWS FINAL MAJOR SUBDIVISION PLAN, LOTS 1, 2, 3, 4, 5 AND 6, BLOCK 142, EXISTING LOTS 1, 2, 3, 4, 5, 5.01, 6 AND 6.02, BLOCK 142, CITY OF WOODBURY, GLOUCESTER COUNTY, NEW JERSEY" FILED IN THE GLOUCESTER COUNTY CLERK'S OFFICE ON MAY 18, 2001, AS MAP NO. 3210.

.

PARCEL TWO (Woodbury Mews IV Urban Renewal, LLC):

COMMENCING AT A POINT IN THE SOUTHWESTERLY PROLONGATION OF THE EXISTING EASTERLY RIGHT OF WAY LINE OF GREEN AVENUE (41 FEET WIDE, 26 FEET FROM CENTERLINE) WHERE THE SAME IS INTERSECTED BY THE NORTHWESTERLY PROLONGATION OF THE EXISTING NORTHERLY

RIGHT OF WAY LINE OF EAST BARBER AVENUE, ALSO KNOWN AS COUNTY ROUTE # 663 (57 FEET WIDE, 32 FEET FROM THE CENTERLINE) AS SHOWN ON A CERTAIN MAP ENTITLED "WOODBURY MEWS FINAL MAJOR SUBDIVISION PLAN, LOTS 1, 2, 3, 4, 5 AND 6, BLOCK 142, EXISTING LOTS 1, 2, 3, 4, 5, 5.01, 6 AND 6.02 BLOCK 142, CITY OF WOODBURY, GLOUCESTER COUNTY, N.J."

AS PREPARED BY MAITRA ASSOCIATES, P.C. AND DATED JULY 21, 1999, RUNNING THENCE

A.	ALONG THE AFORESAID SOUTHWESTERLY PROLONGATION OF THE EXISTING EASTERLY RIGHT OF WAY LINE OF GREEN AVENUE, IN THE REVERSE DIRECTION, NORTH 17 DEGREES 56 MINUTES 40 SECONDS EAST, PASSING THROUGH A CONCRETE MONUMENT AT 30.99 FEET AND THROUGH ANOTHER CONCRETE MONUMENT AT 187.44 FEET, A TOTAL OF 514.84 FEET TO A POINT WHERE THE SAME IS INTERSECTED BY THE DIVISION LINE BETWEEN LOT 3 ON THE NORTH AND LOT 2 ON THE SOUTH, IN BLOCK 142, ANDTHE POINT OF BEGINNING FOR THIS DESCRIPTION THENCE

1.	ALONG THE AFORESAID EXISTING EASTERLY RIGHT OF WAY LINE OF GREEN AVENUE, NORTH 17 DEGREES 56 MINUTES 40 SECONDS EAST, 88.10 FEET TO AN ANGLE POINT IN THE SAME; THENCE

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2.	STILL ALONG THE SAME, NORTH 20 DEGREES 30 MINUTES 39 SECONDS EAST, 203.35 FEET TO A POINT WHERE THE SAME IS INTERSECTED BY THE DIVISION LINE BETWEEN LOT 3 ON THE SOUTH AND LOT 4 ON THE NORTH IN BLOCK 142; THENCE

3.	ALONG SAID DIVISION LINE BETWEEN LOTS 3 AND 4 IN BLOCK 142, SOUTH 69 DEGREES 35 MINUTES 02 SECONDS EAST, 232.29 FEET TO AN NGLE POINT IN THE SAME; THENCE

4.	STILL ALONG THE SAME, SOUTH 26 DEGREES 24 MINUTES 46 SECONDS EAST, 35.44 FEET TO AN ANGLE POINT IN THE SAME; THENCE

5.	STILL ALONG THE SAME, SOUTH 68 DEGREES 52 MINUTES 12 SECONDS EAST, 98.96 FEET TO A POINT WHERE THE SAME IS INTERSECTED BY THE DIVISION LINE BETWEEN LOT 3 ON THE WEST AND LOT 6 ON THE EAST IN BLOCK 142; THENCE

6.	ALONG SAID DIVISION LINE BETWEEN LOT 3 AND 6 IN BLOCK 142, SOUTH, 21 DEGREES 11 MINUTES 00 SECONDS WEST, 162.55 FEET TO AN ANGLE POINT AND CONCRETE MONUMENT; THENCE

7.	STILL ALONG THE SAME, SOUTH 17 DEGREES 36 MINUTES 20 SECONDS WEST, 87.98 FEET TO A POINT WHERE THE SAME IS INTERSECTED BY THE DIVISION LINE BETWEEN LOT 3 ON THE NORTH AND LOT 6 ON THE SOUTH IN BLOCK 142; THENCE

8.	ALONG SAID DIVISION LINE BETWEEN LOTS 3 AND 6 AND THEN LOTS 3 AND 2 IN BLOCK 142, NORTH 72 DEGREES 04 MINUTES 32 SECONDS WEST, 356.10 FEET TO THE POINT OR PLACE OF BEGINNING.

BEING KNOWN AND DESIGNATED AS LOT 3 IN BLOCK 142, AS SHOWN ON A CERTAIN FILED MAP ENTITLED "WOODBURY MEWS FINAL MAJOR SUBDIVISION PLAN, LOTS 1, 2, 3, 4, 5 AND 6 AND 6.02 BLOCK 142, CITY OF WOODBURY, GLOUCESTER COUNTY, N.J.", PREPARED BY MAITRA

ASSOCIATES, P.C., DATED JULY 21, 1999 DULY FILED IN THE OFFICE OF THE CLERK/REGISTER OF GLOUCESTER COUNTY, ON MAY 18, 2001 AS MAP NO. 3210.

TOGETHER WITH ACCESS EASEMENT SET FORTH IN DEED BOOK 4843 PAGE 287.

THE FOREGOING DESCRIPTION BEING IN ACCORDANCE WITH A SURVEY PREPARED BY MILLMAN SURVEYING, INC., DATED FEBRUARY 16, 2010.

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EXHIBIT G

COMPLIANCE CERTIFICATE

[Date]

KeyBank National Association, as Agent
c/o KeyBank Real Estate Capital
4200 West Cypress Street
Suite 490
Tampa, Florida 33607

Ladies and Gentlemen:

The undersigned, (a) Woodbury Mews III Urban Renewal, LLC, a Delaware limited liability company (“Three”), (b) Woodbury Mews IV Urban Renewal, LLC, a Delaware limited liability company (“Four” and collectively with Three, the “Borrowers” and individually, a “Borrower”), each hereby deliver this Compliance Certificate pursuant to Section 10.7 of the Loan Agreement dated as of October 21, 2013 (as amended, modified or supplemented from time to time, the “Loan Agreement”) among the Borrowers, the lenders from time to time party thereto (the “Lenders”) and KeyBank National Association, as agent for the Lenders (“Agent”). Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

I.           Covenant Compliance. Each Borrower hereby certifies and warrants to the Agent and the Lenders that the following is a true and complete computation of the following ratios and/or financial restrictions contained in the Section 10.8 of the Loan Agreement (each of the line items to be computed in accordance with the provisions more particularly set forth in Section 10.8 of the Loan Agreement):

A.           Section 10.8(a) (Occupancy) – Average occupancy of Available Units at the Facility for the fiscal quarter ending           __________ __, 201__.

1.          Average Occupancy:                 ___%

2.          Minimum Required:

Computation Period With Fiscal Quarter Ending	Minimum Required Percentage of Available Units Occupied
March 31, 2014	75%
June 30, 2014	75%
September 30, 2014	80%
December 31, 2014	80%
March 31, 2015 and each fiscal quarter thereafter	85%

B.           Section 10.8(b) (Debt Service Coverage Ratio) – Actual Debt Service Coverage Ratio for the fiscal quarter ending __________ __, 201__.

1.	Net income before taxes	$________

	Plus: Interest expense	$________

	Plus: Depreciation	$________

	Plus: Amortization	$________

	Plus: Rental expense	$________

	Plus: Management fees	$________

	Less: 5% X ____ [Gross Revenues]	$________

	Less: $350 X ___ [Available Units]	$________

	Equals:		$________

2.	Borrower A’s and its Subsidiaries’ principal payments due on its long-term indebtedness	$________

Plus: Borrowers’ interest expense

(including any payments in

connection with any Hedging

	Agreement or Hedging Obligation)	$________

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	Equals:	$________

3.	Ratio of 1 to 2	____ to 1.00

4.	Minimum Required

Computation Period With Fiscal Quarter Ending	Minimum Debt Service Coverage Ratio
March 31, 2014	1.20 to 1:00
June 30, 2014	1.25 to 1.00
September 30, 2014	1.30 to 1.00
December 31, 2014	1.35 to 1.00
March 31, 2015	1.40 to 1.00
June 30, 2015 and each fiscal quarter thereafter	1.45 to 1.00

II.          Event of Default. On behalf of each Borrower, I hereby certify to the Agent and the Lenders that I have reviewed the relevant terms of the Loan Documents and have made a review of the transactions and conditions of the Borrowers and their Subsidiaries, as the case may be, from the beginning of the [fiscal quarter ending on [________ ___, _____] [fiscal year ending on _______ ___, _____]1 through the date hereof [and such review has not disclosed the existence during such period of any condition or event that constitutes an Unmatured Event of Default or an Event of Default] [and such review has disclosed the existence during such period of the following [condition] [and event] that constitute[s] [an Unmatured Event of Default][an Event of Default].2

III.         Restricted Payments. Each Borrower hereby certifies and warrants to the Agent and the Lenders that set forth below is a description3 of all Restricted Payments made by the Borrowers pursuant to Section 10.17 of the Loan Agreement during the [fiscal quarter ending on [________ ___, _____] [fiscal year ending on _______ ___, _____]4 and that the Borrowers were in compliance with the Payment conditions at the time of each Restricted Payment was made.

1 Insert the period the Compliance Certificate covers.

2 If an Unmatured Event of Default or an Event of Default exists specify in the space below item II the nature and period of the existence of such Unmatured Event of Default or Event of Default and what action the Borrowers shall have taken or propose to take with respect thereto.

3 Must include all information (including detailed calculations) required to establish whether the Borrowers were in compliance with the payment conditions set forth in Section 10.17 of the Loan Agreement at the time such Restricted Payments were made.

4 Insert the period the Compliance Certificate covers.

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IV.          Surveys. Each Borrower hereby certifies and warrants to the Agent and the Lenders that set forth below is a description of all New Jersey Department of Health and Senior Services surveys with respect to the Facility, including follow-up revisits, plans of corrective actions and letters received by any Borrower during the period of the [fiscal quarter ending on [________ ___, _____] [fiscal year ending on _______ ___, _____]5:

5 Insert the period the Compliance Certificate covers.

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IN WITNESS WHEREOF, each Borrower has caused this Compliance Certificate to be executed and delivered by its duly authorized officer on _________, ____.

Woodbury Mews III Urban Renewal, LLC

Woodbury Mews IV Urban Renewal, LLC

By
John Mark Ramsey
Its Authorized Signatory

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Exhibit H

Real Estate Schedule

Name	Address	City	State